EXHIBIT 2
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                              STOCK SALE AGREEMENT


                                 By and Between


                              FOXMEYER CORPORATION

                                       and



                              FM ACQUISITION CORP.



                           Dated as of August 19, 1996
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                              STOCK SALE AGREEMENT
                              --------------------

               STOCK SALE AGREEMENT (this "Agreement"), dated as of August 19, 1996, by and between FoxMeyer Corporation, a Delaware corporation ("Fox Corp" or "Seller"), and FM Acquisition Corp., a Delaware corporation and an Affiliate of York Management Services, Inc. ("Purchaser").

                              W I T N E S S E T H :
                              - - - - - - - - - -
               WHEREAS, Seller and the Subsidiaries (as defined below) are engaged, in part, in the business of distributing a broad line of prescription and over-the-counter pharmaceutical products, health and beauty aids and general merchandise (the "Business");

               WHEREAS, Seller is the owner of (i) 1,000 shares of Common Stock (the "Fox Drug Shares") of FoxMeyer Drug Company, a Delaware corporation ("Fox Drug"), which shares constitute all of the issued and outstanding shares of capital stock of Fox Drug, (ii) 800 shares of Common Stock (the "Fox Software Shares") of FoxMeyer Software Company, a Delaware corporation ("Fox Software"), which shares constitute 80% of the issued and outstanding shares of capital stock of Fox Software, (iii) 1,000 shares of Common Stock (the "Healthcare Shares") of Healthcare Transportation Systems, Inc., a Delaware corporation ("Healthcare"), which shares constitute all of the issued and outstanding shares of capital stock of Healthcare, and (iv) 100 shares of Common Stock (the "MCSC Shares") of Merchandise Coordinator Services Corporation, a Delaware corporation d/b/a FoxMeyer Trading Company ("MCSC"), which shares constitute all of the issued and outstanding shares of capital stock of MCSC;

               WHEREAS, Purchaser desires to purchase, and Seller desires to sell, the Fox Drug Shares, the Fox Software Shares, the Healthcare Shares and the MCSC Shares (collectively, the "Shares"), subject, in each case, to the terms and conditions set forth herein; and

               WHEREAS, certain capitalized terms used herein are defined in Section 12.1 hereof.

               NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, and upon the terms and subject to the conditions hereinafter set forth, Purchaser and Seller hereby agree as follows:



     NYFS05...:\35\64935\0001\2505\AGR8166P.41C
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                                    ARTICLE I
                           SALE AND PURCHASE OF SHARES

               1.1.  Acquisition of Shares.  Upon the terms and subject to
                     ---------------------
     the conditions hereinafter set forth, Seller agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase from Seller, the Shares free and clear of any and all Liens.

               1.2.  Transferred Interests.  Notwithstanding anything to
                     ---------------------
     the contrary in this Agreement, Seller and Purchaser expressly understand and agree that the items set forth on Schedule 1.2 hereto
                                                      ------------
     and any liabilities associated therewith (the "Transferred Interests") are not part of the Business being acquired by Purchaser as a result of the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE II
                             PURCHASE CONSIDERATION

               2.1.  Purchase Consideration.  The aggregate consideration
                     ----------------------
     to be paid by Purchaser to Seller for the purchase of the Shares shall be (a) an amount equal to $10,000,000 (the "Cash Consideration") and
     (b) a Subordinated Convertible Note in the principal amount of $15,000,000 to be issued to Seller by Purchaser, substantially in the form of Exhibit A hereto (the "Note," and together with the Cash
             ---------
     Consideration, the "Total Consideration"). Payment of the Cash Consideration shall be made no later than 9:00 a.m. (New York City time) on the Closing Date by wire transfer of immediately available funds to the account designated by Seller in writing not later than two (2) Business Days prior to the Closing Date.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

               Seller hereby represents and warrants to Purchaser as follows; it is expressly understood that the following representations
              -- -- --------- ----------
     and warranties are made by Seller assuming the transactions contemplated by Section 5.2 hereof had been consummated as of the date hereof:

               3.1.  Organization and Good Standing.  Seller and each
                     ------------------------------
     Subsidiary is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its

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     respective properties and to carry on the Business as now conducted.
     Seller and each Subsidiary is duly qualified or authorized to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its respective businesses or the ownership of its respective properties requires such qualification or authorization, except where the failure to so qualify would not have a Material Adverse Effect.

               3.2.  Authorization of Agreement; No Conflicts.
                     ----------------------------------------
               (a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and each Seller Document, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and each of the Seller Documents has been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been, and each Seller Document will be, at or prior to the Closing Date, duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Seller Document when so executed and delivered will constitute, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (b) Except with respect to the Debt and except as set forth on Schedule 3.2(b) hereto, the execution, delivery and performance by
        ---------------
     Seller of this Agreement and each of the Seller Documents, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate any provision of the certificate of incorporation or by-laws (or comparable organizational documents) of Seller or any Subsidiary; (ii) subject to obtaining the consents referred to in Section 3.8 hereof, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration of any right or obligation of Seller or any Subsidiary under, any Contract; (iii) assuming compliance with the matters set forth in Sections 3.8 and 4.3 hereof, violate, or result in a breach of or constitute a default under, any Law applicable to Seller or any Subsidiary; or (iv) result in the creation of any Lien upon the Shares or the properties or assets






























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     of any Subsidiary, other than in the cases of clauses (ii), (iii) and
     (iv), but only in the case of clause (iv), with respect to the properties or assets of any Subsidiary, any violation, conflict, breach, termination, default, cancellation, acceleration or Lien which, individually or in the aggregate, would not have a Material Adverse Effect or materially impair or delay the ability of Seller to perform its obligations hereunder.

               3.3.  Corporate Records.The copies of the certificate of
                     -----------------
     incorporation and by-laws (or comparable organizational documents) of Seller and each of the Subsidiaries that have been made available to Purchaser are complete and correct as of the date of this Agreement.

               3.4.  Capitalization.
                     --------------
               (a) The authorized, issued and outstanding capital stock, and record owners of such shares of capital stock, of each of the Subsidiaries is set forth on Schedule 3.4(a) hereto. All of the
                                  ---------------
     Shares were duly authorized for issuance and are validly issued, fully paid and non-assessable, were not issued in violation of any preemptive or other rights and, at the Closing, will be freely transferable.

               (b)  Except as set forth on Schedule 3.4(b) hereto, there
                                           ---------------
     are no outstanding agreements, options or rights of any kind to acquire from Seller or any Subsidiary any shares of any class of securities or any securities convertible into any shares of any class of securities of any of the Subsidiaries, nor are there any obligations to issue any such options, rights or securities.

               (c)  Schedule 3.4 hereto sets forth the name of each
                    ------------
     subsidiary of a Subsidiary and, with respect to each such subsidiary, the jurisdiction in which it is incorporated, each class and number of shares of its authorized capital stock, the number of shares of each class issued and outstanding and the record owner(s) of such shares. Except as set forth on Schedule 3.4 hereto, none of the Subsidiaries
                            ------------
     (i) owns beneficially or of record any shares of capital stock or any other security of any other Person or (ii) has any other equity investment in any other Person.

               3.5.  Ownership and Transfer of Shares. Seller is the record
                     --------------------------------
     and beneficial owner of the Shares free and clear of all Liens except those set forth on Schedule 3.5 hereto. At the Closing, subject to
                        ------------
     the Seller obtaining the release of the Liens set forth on Schedule
                                                                --------
     3.5 hereto, including those relating to the
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     Debt and upon the payment of the Purchase Consideration, Purchaser will receive valid title to all the Shares free and clear of any Lien.

               3.6.  Tangible Personal Property.  Except as set forth on
                     --------------------------
     Schedule 3.6 hereto and other than the Real Property, Seller or a
     ------------
     Subsidiary owns and has good and valid title to or, in the case of leased properties, a valid leasehold interest in, all of the tangible personal property (i) used in the Business or (ii) reflected in the June 1996 Balance Sheet, except tangible personal property disposed of in the ordinary course of business after June 30, 1996. Seller or a Subsidiary holds title to the tangible personal property used in the Business free and clear of all Liens other than as set forth on
     Schedule 3.6 hereto and other than Permitted Exceptions.  The tangible
     ------------
     personal property that is owned or leased by Seller or a Subsidiary constitutes all of the tangible personal property necessary to conduct the Business as presently conducted.

               3.7.  Real Property.
                     -------------
               (a)  Schedule 3.7(a) hereto sets forth a complete list of
                    ---------------
     all Real Property. Such Real Property includes all Real Property (i) used in the Business or (ii) reflected in the June 1996 Balance Sheet and constitutes all Real Property necessary to conduct the Business as presently conducted.

               (b) Seller or a Subsidiary has (i) good and valid fee title to each of the Owned Real Property and (ii) good and valid leasehold title to each of the Leased Real Property, in each case free and clear of all Liens except as set forth on Schedule 3.7(b) hereto and except
                                         ---------------
     for Permitted Exceptions.

               (c) To the Knowledge of Seller, no damage or destruction has occurred with respect to any of the Real Property that would individually or in the aggregate materially impair the continued use or operation of the Real Property.

               (d)  Except as set forth on Schedule 3.7(d) hereto and
                                           ---------------
     except for Permitted Exceptions, neither Seller nor any Subsidiary is obligated under or is a party to any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any of the Owned Real Property or any portion thereof.

               (e) Seller and each Subsidiary enjoys peaceful and undisturbed possession of all of their respective Leased Real Property. Each lease of Leased Real Property is in full force























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     and effect.  Neither Seller nor any Subsidiary has received written notice of any default under any lease of any Leased Real Property.

               (f) All buildings, structures, improvements and appurtenances situated on the Real Property are adequate and suitable for the purposes for which they are currently being used and Seller and each Subsidiary has adequate rights of ingress and of egress with respect to the Real Property for the operation of the Business in the ordinary course.

               (g) No portion of the Owned Real Property has been taken or expropriated, nor has the use of any Owned Real Property been impaired, by any Governmental Body nor has any notice or proceeding in respect thereof been given or commenced.

               3.8.  Consents.  No consent, waiver, approval
                     --------
     or authorization of, or declaration or filing with, or notification to, any Governmental Body or other Person which has not been previously made, obtained or filed is required on the part of Seller or any Subsidiary in connection with the execution, delivery and performance of this Agreement or the Seller Documents, except (a) for compliance with the applicable requirements of the HSR Act; (b) as set forth on Schedule 3.8 hereto; (c) with respect to the Debt; and (d)
              ------------
     where the failure to obtain such consent, waiver, approval or authorization would not have a Material Adverse Effect or delay the ability of Seller to effect the Closing.

               3.9.  Financial Statements.
                     --------------------
               (a) Seller has delivered to Purchaser an audited consolidated balance sheet of Seller at March 31, 1996 (together with the notes thereto, the "March 1996 Balance Sheet") and the related audited statement of operations for the fiscal year ended March 31, 1996 (together with the notes thereto, the "March 1996 Statement of Operations," and together with the March 1996 Balance Sheet, the "March 1996 Financial Statements"), copies of which are attached hereto as Schedule 3.9(a). The March 1996 Financial Statements have
               ---------------
     been prepared in accordance with GAAP, applied consistently with past practice (except as set forth in the notes thereto), and present fairly, in all material respects, the consolidated financial position and results of operations of Seller as at March 31, 1996 and for the fiscal year ended March 31, 1996. The "pro forma" financial information included as Note R to the March 1996 Financial Statements presents fairly, in all material respects, the information purported to be shown therein at March 31, 1996 and for the fiscal year ended March 31, 1996.


























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               (b)  The unaudited consolidated balance sheet of Seller at
     June 30, 1996 (together with the notes thereto, the "June 1996 Balance Sheet") and the unaudited consolidated statement of operations of Seller for the three months ended June 30, 1996, (together with the notes thereto, the "June 1996 Statement of Operations," and together with the June 1996 Balance Sheet, the "June 1996 Financial Statements") delivered to the Purchaser and attached hereto as
     Schedule 3.9(b), have been prepared in accordance with GAAP, applied
     ---------------
     consistently with past practice (except as set forth in the notes thereto), and present fairly, in all material respects, the consolidated financial position and results of operations of Seller at the date and for the period indicated, subject to normal year-end audit adjustments.

               (c) Except (i) as set forth on any schedule hereto, (ii) to the extent specifically reserved against on the June 1996 Balance Sheet or (iii) to the extent incurred in the ordinary course of business since June 30, 1996 or specifically described as to nature and amount on Schedule 3.9(c) hereto, neither Seller nor any
                   ---------------
     Subsidiary has any material liabilities or obligations.

               (d)  Except as set forth on Schedule 3.9(d) hereto, each of
                                           ---------------
     the accounts receivable of Seller and the Subsidiaries shown on the June 1996 Balance Sheet or arising after the date thereof have arisen or will arise, as the case may be, from bona fide transactions in the ordinary course of the Business.

               3.10.  Absence of Certain Developments.  Since June 30,
                      -------------------------------
     1996, Seller and the Subsidiaries have operated the Business in the ordinary course and, except as set forth on Schedule 3.10 hereto or as
                                                 -------------
     reflected in the June 1996 Financial Statements, there has not been:

               (a) any grant of any severance or termination pay to any executive officer or director of Seller or any Subsidiary or any increase in compensation or benefits payable by Seller or any Subsidiary under existing employment agreements or severance or termination pay policies to any of its employees other than (i) normal merit increases for salaried employees, (ii) increases or grants required by contracts disclosed on Schedule 3.10 hereto or by
                                        -------------
     applicable Law or (iii) options, increases, agreements and bonuses disclosed in Schedule 3.10 hereto;
                  -------------
               (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of Seller or any Subsidiary or any repurchase, redemption or other acquisition by Seller or any Subsidiary of























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     any outstanding shares of capital stock or other securities of, or other ownership interest in, Seller or any Subsidiary;

               (c) any material change in the accounting methods or principles of Seller or any Subsidiary not disclosed in the June 1996 Financial Statements or the March 1996 Financial Statements;

               (d) any damage, destruction or loss of Real Property (whether or not covered by insurance) which could have a Material Adverse Effect; or

               (e) any issuance, sale or other disposition of, or agreement to issue, sell or otherwise dispose of, any capital stock or any other security of Seller or any Subsidiary.

               3.11.  Material Contracts.  Schedule 3.11 hereto sets forth
                      ------------------   -------------
     a list, as of the date hereof, of each Contract that is material to the Business (other than (a) purchase orders and sales contracts in the ordinary and usual course of business or (b) any Contract involving the payment of less than $5,000,000 in the aggregate) (the "Material Contracts"). Except as set forth on Schedule 3.11 hereto,
                                                    -------------
     each Material Contract is a valid and binding agreement of Seller or the Subsidiary that is a party thereto and, to the Knowledge of Seller, is in full force and effect. Except as set forth on Schedule
                                                                  --------
     3.11 hereto, Seller has no Knowledge of any default under any Material
     ----
     Contract which default has not been cured or waived and which default would have a Material Adverse Effect and, to the Knowledge of Seller, no other party to any Material Contract is in material default under any Material Contract.

               3.12.  Intangible Property.  Schedule 3.12 hereto contains a
                      -------------------   -------------
     complete and correct list of all of the Intellectual Property used by Seller and the Subsidiaries in connection with, or necessary for the present conduct of, the Business. The Intellectual Property is owned by the party shown on Schedule 3.12 hereto as owning the same, free
                           -------------
     and clear of all Liens other than as set forth on Schedule 3.12 hereto
                                                       -------------
     and other than Permitted Exceptions. There have been no claims asserted in writing, which are pending, that any of the foregoing is invalid or conflicts with the asserted rights of others, which would have a Material Adverse Effect. The Subsidiaries possess all the Intellectual Property necessary for the conduct of the Business as conducted on the date hereof, except for those the absence of which would not have a Material Adverse Effect. Seller notes that FoxMeyer Canada, Inc., an Ontario, Canada corporation, has and after the Closing will have, the right to use the "FoxMeyer"























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     name and logo in connection with its computer software business.
     FoxMeyer Canada, Inc.'s computer software business does not have any application in or with respect to the Business or any business that competes with the Business.

               3.13.  Taxes.
                      -----
               (a)  Except as set forth on Schedule 3.13 hereto, (i) all
                                           -------------
     federal and all material state, local and foreign Tax Returns required to be filed by or on behalf of any of the Subsidiaries or any Affiliated Group of which any of the Subsidiaries is or was a member have been filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed, and all amounts payable by any of the Subsidiaries either directly, as part of a Consolidated Tax Return, or otherwise (whether or not shown on such Tax Returns), have been fully and timely paid or are adequately provided for as a specific reserve in the June 1996 Financial Statements (as opposed to any reserve for deferred taxes established to reflect the difference between book and Tax income);
     (ii) all such Tax Returns, insofar as they relate to any of the Subsidiaries, are true and correct in all material respects; and (iii) no waivers of statutes of limitation have been given by or requested of any of the Subsidiaries in connection with any Tax Returns covering any of the Subsidiaries (including any Consolidated Tax Return).

               (b)  Except as set forth on Schedule 3.13 hereto, all
                                           -------------
     deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or any other taxing authority of the Tax Returns of or covering any of the Subsidiaries have been fully paid, and there are no unpaid deficiencies asserted or assessments made by any taxing authority against any of the Subsidiaries or any Affiliated Group of which any of the Subsidiaries is or was a member and there are no audits currently pending by any taxing authority in connection with Tax Returns of any of the Subsidiaries.

               (c)  Except as set forth on Schedule 3.13 hereto, none of
                                           -------------
     the Subsidiaries or any other Person on their behalf has filed a consent pursuant to Section 341(f) of the Code or agreed to have
     Section 341(f)(2) of the Code apply to any disposition of a subsection
     (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any of the Subsidiaries.

               (d)  Seller is not a foreign person within the meaning of
     Section 1445 of the Code.



























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               (e)  Except as set forth on Schedule 3.13 hereto, no
                                           -------------
     property owned by Seller or the Subsidiaries (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is tax-exempt bond financed property within the meaning of Section 168(g) of the Code.

               (f)  Except as set forth in Schedule 3.13 hereto, no
                                           -------------
     Subsidiary or any Affiliated Group of which any Subsidiary is or was a member is a party to any agreement extending the time within which to file any Tax Return due on or before the Closing Date that has not been filed. No written claim has ever been made by any taxing authority in a jurisdiction in which any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

               (g) Each Subsidiary has withheld and paid all Taxes required by applicable law to have been withheld and paid on or before the Closing Date in connection with amounts paid or owing to any employee, former employee, creditor, shareholder, affiliate, customer or supplier.

               (h) Other than an agreement or arrangement described in, and to be terminated pursuant to, Section 11.8 of this Agreement, no Subsidiary is a party to any Tax allocation or sharing agreement.

               (i) Seller is eligible to join in a Section 338(h)(10) election with respect to the acquisition of each Subsidiary.

               3.14.  Employees and Employee Benefits.
                      -------------------------------
               (a)  Schedule 3.14(a) hereto sets forth all material
                    ----------------
     "employee benefit plans", as defined in Section 3(3) of ERISA, maintained by Seller or any Subsidiary or to which Seller or any Subsidiary contributed or is obligated to contribute thereunder for current or former employees of Seller or any Subsidiary (the "Employee Benefit Plans"). Schedule 3.14(a) hereto lists each employment or
                       ----------------
     severance contract or arrangement, each plan or arrangement providing for insurance coverage, severance, termination or similar coverage, and all written compensation policies and practices maintained by Seller and the Subsidiaries, in each case, covering any Employee or former employee of Seller and the Subsidiaries that is not an Employee Benefit Plan (a "Benefit Arrangement"). Schedule 3.14(a) sets forth
                                              ----------------
     each Employee Benefit
























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     Plan which is a multiemployer plan, as defined in Section 3(37) of
     ERISA ("Multiemployer Plan").

               (b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans (other than the Multiemployer Plans), have been made available or delivered to Purchaser by Seller: (i) any plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) the last Internal Revenue Service determination letter, if applicable; (iv) summary plan descriptions; and (v) the last actuarial valuation if the plan is a "defined benefit plan," as defined in Section 3(35) of ERISA. True and complete copies of each of the Benefit Arrangements have been made available or delivered to Purchaser by Seller, including trust instruments and insurance contracts relating thereto.

               (c)  The Employee Benefit Plans intended to qualify under
     Section 401 of the Code and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of the Employee Benefit Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code which is reasonably likely to result in a Material Adverse Effect.

               (d) The Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of the Code and ERISA (including rules and regulations thereunder) and other applicable federal and state laws and regulations.

               (f)  Except as set forth on Schedule 3.14(f) hereto, Seller
                                           ----------------
     and the Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA.

               (g)  Except as set forth on Schedule 3.14(g) hereto, no
                                           ----------------
     benefit under any Employee Benefit Plan or Benefit Arrangement, including, without limitation, any severance or parachute payment plan or agreement, will become accelerated, vested or payable by reason of the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 3.14(g), no "parachute payments"
                            ----------------
     within the meaning of Section 280G of the Code will be triggered by reason of the transactions contemplated by this Agreement.

               (h) With respect to each Employee Benefit Plan that is subject to Title IV of ERISA (other than a Multiemployer Plan),


























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     the fair market value of assets thereof exceeds the "projected benefit obligation" (within the meaning of Financial Accounting Statement 87) thereof.

               3.15.  Labor.
                      -----
               (a)  Except as set forth on Schedule 3.15 hereto, neither
                                           -------------
     Seller nor any Subsidiary is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to Employees. Seller has delivered or otherwise made available to Purchaser true, correct and complete copies of each of the labor or collective bargaining agreements listed on Schedule 3.15 hereto.
        -------------
               (b)  Except as set forth on Schedule 3.15 hereto, to the
                                           -------------
     Knowledge of Seller, there is no organizing activity (including any demand for recognition or certification proceeding pending with the National Labor Relations Board) involving Employees of Seller or any Subsidiary by any labor organization or group of Employees.

               (c)  Except as set forth on Schedule 3.15 hereto or Schedule
                                           -------------           --------
     3.16 hereto, there are no (i) strikes, work stoppages or lockouts or
     ----
     (ii) grievances or other labor disputes pending or, to the Knowledge of Seller, threatened against or involving Seller or any Subsidiary which, individually or in the aggregate, could result in a Material Adverse Change.

               3.16.  Legal Proceedings.
                      -----------------
               (a) There are no Legal Proceedings pending or, to the Knowledge of Seller, threatened that question the validity of this Agreement or any Seller Document or any action taken or to be taken by Seller or any Subsidiary in connection with the consummation of the transactions contemplated hereby or thereby. Schedule 3.16 hereto
                                                   -------------
     sets forth a true and correct list of all Legal Proceedings pending or, to the Knowledge of Seller, threatened against or affecting Seller, any Subsidiary, the Business, the Shares or any properties or assets of Seller or any Subsidiary, at law or in equity, which, with respect to such Legal Proceedings, if adversely determined, commenced or threatened would have a Material Adverse Effect.

               (b)  Schedule 3.16 hereto sets forth a true and correct list
                    -------------
     of all material Legal Proceedings relating to the Business pending or, as of the date of this Agreement, contemplated in which Seller or any Subsidiary is or would be the plaintiff, except those Legal Proceedings that are included among the Transferred Interests.

               3.17.  Compliance with Law.Except as set forth on Schedule
                      -------------------                        --------
     3.17 hereto, the Subsidiaries are and the Business is being conducted
     ----
     in compliance with all Laws, except where the failure so to comply, individually or in the aggregate, would not have a Material Adverse Effect, and the Subsidiaries have all Permits necessary for the conduct of the Business as currently conducted, other than those the absence of which would not have a Material Adverse Effect; it being
                                                                -- -----
      understood that nothing in this representation is intended to address
      ----------
     any compliance issue that is the subject of any other representation or warranty set forth herein.

               3.18.  Environmental Matters.  Except as set forth on
                      ---------------------
     Schedule 3.18 hereto, to the Knowledge of Seller, (a) the operations
     -------------
     of Seller and the Subsidiaries are now and since March 31, 1995 have been in compliance with applicable Environmental Laws, except for such noncompliance which is not reasonably likely to result in a Material Adverse Effect; (b) neither Seller nor any Subsidiary is subject to any pending or threatened Legal Proceeding alleging the violation of any Environmental Law or alleging damages arising from the release of a Hazardous Material, which such Legal Proceeding is reasonably likely to result in a Material Adverse Effect; (c) neither Seller nor any Subsidiary has received any written notice from any Governmental Body that it is a potentially responsible party at any Superfund site or at any site at which a Governmental Body has demanded or, to the Knowledge of Seller, threatened investigation or cleanup under Law; and (d) since March 31, 1995, no Subsidiary has disposed of or released any Hazardous Materials in or at any Real Property in any quantity which would have a Material Adverse Effect.

               3.19.  Related Party Transactions.  Except as set forth on
                      --------------------------
     Schedule 3.19 hereto, neither Seller nor any Subsidiary is engaged in
     -------------
     any transaction with Seller or any other Affiliate of Seller. Except as set forth on Schedule 3.19 hereto and except for the Transferred
                     -------------
     Interests, no Affiliate of Seller or any Subsidiary holds, beneficially owns or controls, directly or indirectly, any assets that are material to the conduct of the Business as presently conducted. There are no intercompany receivables or payables between any Affiliate of Seller or any Subsidiary, on the one hand, and Seller or any Subsidiary, on the other hand, except as set forth on Schedule
                                                               --------
     3.19 hereto, as reflected in the June 1996 Financial Statements or in
     ----

     the ordinary course of business since June 30, 1996.

               3.20.  Investment Representation.  Seller is acquiring the
                      -------------------------
     Note for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Seller understands that the Note and the shares of common stock of Purchaser issuable upon conversion of the Note cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Seller possesses such Knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of its acquiring the Note hereunder.

               3.21.  Insurance.  Schedule 3.21 hereto lists all insurance
                      ---------   -------------
     policies, including the name of the insurer, the amount of the coverage, the type of insurance and the policy number maintained by Seller or a Subsidiary with respect to the Business as of the date hereof.

               3.22.  No Other Representations or Warranties.  Except for
                      --------------------------------------
     the representations and warranties contained in this Article III, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

               Purchaser hereby represents and warrants to Seller that:

               4.1.  Organization and Good Standing.  Purchaser is a
                     ------------------------------
     corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as it is now being conducted.


               4.2.  Authorization of Agreement; No Conflicts.
                     ----------------------------------------
               (a) Purchaser has full corporate power and authority to execute and deliver this Agreement and each Purchaser Document and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document has been duly authorized by all necessary action on the part of Purchaser. This Agreement has been, and the Purchaser Documents will be, at or prior to the Closing Date, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and Purchaser Documents when so executed and delivered will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (b)  Except as set forth in Schedule 4.2(b) hereto, the
                                           ---------------
     execution, delivery and performance by Purchaser of this Agreement and each of the Purchaser Documents, and the consummation of the transactions contemplated hereby and thereby, does not and will not
     (i) violate any provision of the certificate of incorporation or by-laws of Purchaser; (ii) subject to obtaining the consents referred to in Section 4.3, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration of any right or obligation of Purchaser under, any material lease, agreement, commitment or other instrument to which Purchaser is a party or by which Purchaser or any of its properties is bound; or (iii) assuming compliance with the matters set forth in
     Section 4.3 and 3.8 hereof, violate, or result in a breach of or constitute a default under, any Law applicable to Purchaser, other than in the cases of clauses (ii) and (iii) any violation, conflict, breach, termination, default, cancellation or acceleration, which, individually or in the aggregate, would not materially impair or delay the ability of Purchaser to perform its obligations hereunder.

               4.3.  Consents.  No consent, waiver, approval
                     --------
     or authorization of, or declaration or filing with, or notification to, any Governmental Body or other Person, which has not been previously made, obtained or filed, is required on the part of Purchaser in connection with the execution, delivery and performance of this Agreement or the Purchaser Documents, except (a) for compliance with the applicable requirements of the HSR Act; (b) as set forth on Schedule 4.3 hereto; and (c) where the failure to obtain such
              ------------
     consent, waiver, approval or authorization would not delay the ability of Purchaser to effect the Closing.

               4.4.  Legal Proceedings.  There are no Legal Proceedings
                     -----------------
     pending or, to the Knowledge of Purchaser, threatened that question the validity of this Agreement or any Purchaser Document or any action taken or to be taken by Purchaser in connection with the consummation of the transactions contemplated hereby or thereby. Schedule 4.4 hereto sets forth a true and correct
                         ------------
     list of all Legal Proceedings pending or, to the Knowledge of Purchaser, threatened against or affecting Purchaser or the business, properties or assets of Purchaser, at law or in equity, which, with respect to such Legal Proceedings, if adversely determined, commenced or threatened would have a material adverse effect on the business, financial condition or results of operations of Purchaser.

               4.5.  Capitalization.  The authorized capital stock of
                     --------------
     Purchaser consists of 1,000 shares of Common Stock, par value $.01 per share (the "Purchaser Common Stock"). As of the date hereof, 100 shares of Purchaser Common Stock are issued and outstanding. Except as set forth on Schedule 4.5 hereto, there are no outstanding options,
                     ------------
     securities, warrants, commitments, arrangements or rights of any kind to acquire any shares of Purchaser Common Stock or other voting securities of Purchaser or any securities convertible into any shares of Purchaser Common Stock or other voting securities of Purchaser, nor are there any obligations to issue any such options, securities, warrants, commitments, arrangements or rights. There are no outstanding contractual obligations of Purchaser or its Affiliates to repurchase, redeem or otherwise acquire shares of Purchaser Common Stock.

               4.6.  Financing.  Purchaser believes that it will be able to
                     ---------
     obtain the funds necessary to effect the Closing and all other transactions contemplated by this Agreement.

               4.7.  Seller's Representations and Warranties.  Purchaser
                     ---------------------------------------
     acknowledges that Seller has not made any representation or warranty as to the condition or prospects, financial or otherwise, of the Business except as expressly set forth herein.

               4.8.  Compliance with Law.  Except as set forth on Schedule
                     -------------------                          --------
     4.8 hereto, Purchaser is and the business of Purchaser is being
     ---
     conducted in compliance with all Laws, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Purchaser, and Purchaser has all Permits necessary for the conduct of the businesses of Purchaser as currently conducted, other than those the absence of which would not have a material adverse effect on the business, financial condition or results of operations of Purchaser; it being understood that nothing in this
                              -- ----- ----------
     representation is intended
     to address any compliance issue that is the subject of any other representation or warranty set forth herein.

               4.9.  Investment Representation.
                     -------------------------
               (a) Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

               (b) Purchaser possesses such Knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of its investment hereunder. Purchaser acknowledges that it has conducted its own investigation of the business and affairs of Seller, the Subsidiaries and the Business and it has received all the information that it requested from Seller concerning it, the Subsidiaries and the Business.

               4.10.  No Other Representations or Warranties.  Except for
                      --------------------------------------
     the representations and warranties contained in this Article IV, neither Purchaser nor any other Person makes any other express or implied representations or warranty on behalf of Purchaser.


                                    ARTICLE V
                                    COVENANTS

               5.1.  Access to Information; Confidentiality.
                     --------------------------------------
               (a) Seller agrees that, prior to the Closing Date, Purchaser shall be entitled, through its authorized officers, employees and representatives (including, without limitation, its legal counsel and accountants) (collectively, "Purchaser Representatives"), to make such reasonable investigation (including any environmental investigation) of the properties, businesses and operations of Seller and the Subsidiaries relating to the Business and such examination of the books, records, financial condition and operations of Seller and the Subsidiaries relating to the Business or the Subsidiaries as it reasonably requests and to make extracts and copies to the extent necessary of such books and records; provided,
                                                               --------
      however, Seller shall not be obligated to provide Purchaser or the
      -------
     Purchaser Representatives with any information the provision of which may be prohibited by

     Law or contractual obligation. Any such investigation and examination shall be conducted during regular business hours, under reasonable circumstances and upon reasonable prior notice to Seller. No disclosure by Seller whatsoever during any investigation by Purchaser or the Purchaser Representatives shall constitute an enlargement or limitation of or additional warranty or representation of Seller beyond those expressly set forth in this Agreement.

               (b) Information obtained by Purchaser and the Purchaser Representatives pursuant to this Agreement, or otherwise in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, shall be subject to the provisions of the confidentiality letter, dated July 19, 1996, from Fox Drug to York Management Services, Inc. (the "Confidentiality Letter").

               5.2.  Transfer and Assignment of Certain Assets and
                     ---------------------------------------------
     Liabilities to Fox Drug.  Prior to the Closing, (a) Seller shall
     -----------------------
     assign, transfer, convey and deliver to Fox Drug, and Fox Drug shall acquire and accept from Seller, all of Seller's right, title and interest in and to any and all assets, properties, rights, contracts and claims related in any way to the Business (except for the Shares, the Transferred Interests and any amounts due and owing to Seller from
     (i) Fox Health or (ii) any Affiliate of Fox Health that is not a Subsidiary, wherever located, whether tangible or intangible, as the same shall exist immediately prior to the Closing) (such rights, titles and interests in and to such assets, properties, rights, contracts and claims, being collectively referred to herein as the "Other Fox Corp Assets"); and (b) Fox Drug shall assume, perform and discharge all debts, claims, liabilities, obligations, damages and expenses of Seller with respect to the Business of every kind and nature, whether known, unknown, contingent, absolute, determined, indeterminable or otherwise on the Closing Date and whether incurred or accruing prior to, on or after the Closing Date, except with respect to the Merger Litigation, the Transferred Interests and each of the employment agreements between Seller and Abbey Butler and Melvyn Estrin (collectively, the "Other Assumed Liabilities"). It is expressly understood that Fox Drug is not assuming and will not perform or discharge any debt, claim, liability, obligation, damage or expense with respect to the Merger Litigation, the Transferred Interests and each of the employment agreements between Abbey Butler and Melvyn Estrin.
                     -------------------------------------------
               5.3.  Conduct of the Business Pending the Closing.
                     -------------------------------------------
     Except as otherwise expressly contemplated by this Agreement, as set forth on Schedule 5.3 hereto or with the prior
              ------------
     written consent of Purchaser, which consent shall not be unreasonably withheld, from the date hereof until the Closing Date, Seller shall and shall cause the Subsidiaries to:

               (a) not declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of the capital stock of any Subsidiary or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, any Subsidiary or effect any recapitalization, split or other change in the capitalization of any Subsidiary;

               (b) not transfer, issue, sell or dispose of any shares of capital stock or other securities of any Subsidiary or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of any of the Subsidiaries' capital stock or other securities;

               (c) not amend the certificate of incorporation or by-laws of any Subsidiary;

               (d) use reasonable efforts to (i) preserve the present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Business and (ii) preserve the present relationships with Persons (other than Affiliates of Seller) having business dealings with Seller and the Subsidiaries relating to the Business; and

               (e) maintain each Subsidiary at all times as a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is incorporated;

               (f) consult with Purchaser regarding all significant developments, transactions and proposals relating to the Business or any Subsidiary; and

               (g)  not agree to do anything prohibited by this Section
     5.3.

               5.4.  Best Efforts.  Seller and Purchaser will cooperate and
                     ------------
     use their respective best efforts to fulfill the conditions precedent to the other party's obligations hereunder, including, but not limited to, securing as promptly as practicable all consents, approvals, waivers and authorizations required in connection with the transactions contemplated hereby. Each of Seller and Purchaser will promptly file documentary materials required by the HSR Act and promptly file any additional information requested as soon as practicable after receipt of request therefor. Without limiting the generality of the foregoing, Purchaser and Seller shall take or cause to be taken all actions, if any, required by the relevant Governmental Bodies for the consummation of the transactions contemplated by this Agreement. Seller agrees to reasonably cooperate with Purchaser, to the extent consistent with the terms of this Agreement, in connection with Purchaser securing financing necessary to consummate the transactions contemplated hereby and Purchaser shall use its best efforts to obtain such financing.

               5.5.  Certain Releases.  Seller and Purchaser shall use
                     ----------------
     their respective best efforts so that immediately upon the consummation of the transactions contemplated hereby Seller will be released from any guarantees under the Debt.


                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

               The obligation of Purchaser to consummate the purchase of the Shares on the Closing Date is, at the option of Purchaser, subject to the satisfaction of the following conditions (any or all of which may be waived by Purchaser at or prior to the Closing):

               6.1.  Representations, Warranties and Covenants.
                     -----------------------------------------
               (a) All representations and warranties of Seller to Purchaser contained herein shall be true and correct in all material respects at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of the Closing Date, except (i) to the extent that certain of such representations and warranties have been made as of or through a specified date (which representations and warranties shall continue on the Closing Date to have been true and correct in all material respects as of or through the specified date); and (ii) for changes in representations and warranties contemplated by this Agreement; provided, however, that for the purposes of this Section 6.1 only,
     --------  -------
     such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect.

               (b) Seller shall have performed and complied, in all material respects, with all obligations and covenants required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

               (c) Purchaser shall have been furnished a certificate (dated the Closing Date and in form and substance reasonably satisfactory to Purchaser) executed, on behalf of Seller, by the Chief Executive Officers of Seller certifying as to the fulfillment of the conditions set forth in this Section 6.1.

               6.2.  HSR Act.  All applicable waiting periods in respect of
                     -------
     the transactions contemplated by this Agreement under the HSR Act shall have expired or been earlier terminated.

               6.3.  No Prohibition.  There shall not be in effect any
                     --------------
     Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

               6.4.  Delivery of Seller Documents and Additional Matters.
                     ---------------------------------------------------
     Seller shall have executed and delivered to Purchaser at the Closing all of the Seller Documents. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement or by the other agreements referred to herein shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

               6.5.  Resignations.  Purchaser shall have received the
                     ------------
     resignations, effective the Closing Date, of such directors of the Subsidiaries as the Purchaser shall designate in writing to Seller at least three (3) Business Days prior to the Closing Date.

               6.6.  Purchaser Financing.  Purchaser shall have received
                     -------------------
     $10,000,000 from Persons who have agreed to purchase common equity or debt securities from Purchaser, and Fox Drug shall have received $50,000,000, or $50,000,000 shall be available to Fox Drug, from Persons who have agreed to provide working capital to Fox Drug, in each case, pursuant to the commitments described in Section 9.2(b) hereof.

               6.7.  Purchaser Acquisition.  Purchaser shall have acquired
                     ---------------------
     by merger or otherwise the business and operations of a competitor to the Business on terms and conditions satisfactory to Seller and Purchaser.

               6.8.  Opinion of Seller's Counsel.  Purchaser shall have
                     ---------------------------
     received an opinion of counsel for Seller, dated the Closing Date, to the effect (a) that this Agreement and each of the Seller Documents has been duly authorized, executed and delivered by Seller and (b) that this Agreement and each of the Seller Documents are valid, binding and enforceable in accordance with their terms.

               6.9.  Other Fox Corp Assets Assignment and Other Assumed
                     --------------------------------------------------
     Liabilities Assumption.  The assignment of the Other Fox Corp Assets
     ----------------------
     by Seller to Fox Drug and the assumption of the Other Assumed Liabilities by Fox Drug shall have been consummated in accordance with
     Section 5.2 hereof.


                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

               The obligations of Seller to consummate the sale and transfer to Purchaser of the Shares on the Closing Date is, at the option of Seller, subject to the satisfaction of the following condi-tions (any or all of which may be waived by Seller at or prior to the Closing):

               7.1.  Representations, Warranties and Covenants.
                     -----------------------------------------
               (a) All representations and warranties of Purchaser to Seller contained herein shall be true and correct in all material respects at and as of the Closing Date with the same effect as though those representations and warranties had been made again and as of the Closing Date, except (i) to the extent that certain of such repre-sentations and warranties have been made as of or through a specified date (which representations and warranties shall continue on the Closing Date to have been true and correct in all material respects as of or through the specified date); and (ii) for changes in representations and warranties contemplated by this Agreement.

               (b) Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date.

               (c) Seller shall have been furnished a certificate (dated the Closing Date and in form and substance reasonably satisfactory to Seller) executed, on behalf of Purchaser, by the Chief Executive Officer of Purchaser certifying as to the fulfillment of the conditions set forth in this Section 7.1.

               7.2.  HSR Act.  All applicable waiting periods in respect of
                     -------
     the transactions contemplated by this Agreement under the HSR Act shall have expired or been earlier terminated.

               7.3.  No Prohibition.  There shall not be in effect any
                     --------------
     Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

               7.4.  Delivery of Purchaser Documents and Additional
                     ----------------------------------------------
     Matters.  Purchaser shall have executed and delivered to Seller at the
     -------
     Closing all of the Purchaser Documents. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement or by the other agreements referred to herein shall be reasonably satisfactory in form and substance to Seller and its counsel.

               7.5.  Purchaser Financing.  Purchaser shall have received
                     -------------------
     $10,000,000 from Persons who have agreed to purchase common equity or debt securities from Purchaser, and Fox Drug shall have received $50,000,000, or $50,000,000 shall be available to Fox Drug, from Persons who have agreed to provide working capital to Fox Drug, in each case, pursuant to the commitments described in Section 9.2(b) hereof.

               7.6.  Purchaser Acquisition.  Purchaser shall have acquired
                     ---------------------
     by merger or otherwise the business and operations of a competitor to the Business on terms and conditions satisfactory to Seller and Purchaser.

               7.7.  Certain Releases.  Seller and Purchaser shall have
                     ----------------
     secured the releases of Seller from all guarantees of the Debt.

               7.8.  Opinion of Purchaser's Counsel.  Seller shall have
                     ------------------------------
     received an opinion of counsel for Purchaser, dated the Closing Date, to the effect (a) that this Agreement and each of the Purchaser Documents has been duly authorized, executed and delivered and (b) that this Agreement and each of the Seller Documents are valid, binding and enforceable in accordance with their terms.


                                  ARTICLE VIII
                    DOCUMENTS TO BE DELIVERED AT THE CLOSING

               8.1.  Deliveries by Seller to Purchaser.  At the Closing,
                     ---------------------------------
     Seller shall deliver, or shall cause to be delivered, to Purchaser the following:

               (a) duly executed stock certificates representing the Shares (the "Subsidiaries' Stock Certificates"), in each case duly endorsed in blank or with an executed blank stock power attached thereto;

               (b) resignations of each of the directors of the Subsidiaries as required by Section 6.5 hereof;

               (c) the certificate of Seller referred to in Section 6.1 hereof;

               (d) a receipt for the Total Consideration paid to Seller at the Closing;

               (e) an affidavit, in a form reasonably satisfactory to Purchaser, from Seller stating under penalties of perjury Seller's United States taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Code (the "FIRPTA Affidavit");

               (f)  the opinion of counsel for Seller referred to in
     Section 6.8 hereof;

               (g) a copy of the Stockholders' Agreement, substantially in the form of Exhibit B hereto (the "Stockholders' Agreement"), duly
                 ---------
     executed by Seller; and

               (h) an assignment and assumption agreement, dated a date prior to the Closing Date, transferring to Fox Drug all of the Other Fox Corp Assets and pursuant to which Fox Drug assumes all of the Other Assumed Liabilities and any other agreements or instruments required to be executed in order for Seller to assign the Other Fox Corp Assets to Fox Drug and for Fox Drug to assume the Other Assumed Liabilities in accordance with Section 5.2 hereof (the "Assignment and Assumption Agreements").

               8.2.  Deliveries by Purchaser to Seller.  At the Closing,
                     ---------------------------------
     Purchaser shall deliver, or cause to be delivered, to Seller the following:

               (a)  a duly executed Note;

               (b) immediately available funds in the amount of the Cash Consideration, by wire transfer as provided in Section 2.1 hereof;

               (c) the certificate of Purchaser referred to in Section 7.1 hereof;

               (d) a copy of the Stockholders' Agreement, duly executed by Purchaser and its stockholders; and

               (e)  the opinion of the counsel for Purchaser referred to in
     Section 7.8 hereof.


                                   ARTICLE IX
                              CLOSING; TERMINATION

               9.1.  Closing Date.  The Closing shall take place at the
                     ------------
     offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York at 9:00 a.m. (New York City time) on the fifth Business Day after the conditions set forth in Articles VII and VIII hereof have been satisfied or waived by the party entitled to do so, or at such other place and at such other time and date as may be mutually agreed upon by Purchaser and Seller. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

               9.2.  Termination.  This Agreement may be terminated prior
                     -----------
     to the Closing as follows:

               (a)  by the written agreement of Purchaser and Seller;

               (b) by either Purchaser or Seller (i) if within 25 calendar days from the date of this Agreement, Purchaser has not secured commitments from responsible Persons to purchase on or before the Closing common equity or debt securities from Purchaser in the amount of $10,000,000; (ii) if within 30 calendar days from the date of this Agreement, Purchaser has not secured commitments from financial institutions to provide on or before the Closing working capital financing to Fox Drug in the amount of $50,000,000; or (iii) if, after the expiration of the applicable time period described in clause (i) or (ii), any of the commitments described in clause (i) or (ii), respectively, that have been so secured are terminated or expire without Purchaser securing an adequate replacement therefor.

               (c) by either Purchaser or Seller (i) if the Closing shall have not occurred prior to October 18, 1996; provided that
                                                  --------
     the terminating party is not in material breach of its obligations under this Agreement; or (ii) if there shall be in effect a final nonappealable Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being
                                                               --------
     agreed that the parties hereto shall promptly appeal, and shall
     ------
     diligently pursue, any adverse determination which is appealable; and

               (d) by Seller, if the Board of Directors of Seller determines, in the exercise of its fiduciary duties and other legal obligations under applicable Law after consultation with its outside legal counsel, to accept, and recommend that its sole stockholder accept, any Acquisition Proposal (other than the sale of the Shares pursuant to this Agreement).

               Upon the occurrence of any of the events specified in this
     Section 9.2 (other than Section 9.2(a) hereof), written notice of such event shall promptly be given to the other party to this Agreement, whereupon this Agreement shall terminate.

               9.3.  Effect of Termination.  If this Agreement is
                     ---------------------
     terminated in accordance with Section 9.2 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect, except (a) for this
     Section 9.3, (b) for the provisions of Sections 5.1(b), 12.6 and
     12.8 hereof; provided, however, that any termination of this Agreement
                  --------  -------
     pursuant to Section 9.2 hereof shall not affect any of Purchaser's rights under the Expense Reimbursement and Breakup Fee Agreement, and
     (c) that the termination of this Agreement for any cause shall not relieve any party hereto from any liability which at the time of termination had already accrued to any other party hereto or which thereafter may accrue in respect of any act or omission of such party prior to such termination.


                                    ARTICLE X
                        ADDITIONAL POST-CLOSING COVENANTS

               10.1.  Further Assurances.  From time to time after the
                      ------------------
     Closing Date, Seller and Purchaser shall, at its sole cost and expense and at the reasonable request of Purchaser or Seller, as the case may be, execute and deliver any other assurances or documents necessary for it to satisfy its respective obligations hereunder or obtain the benefits contemplated hereby, including such other and further instruments of assignment, assumption, transfer and conveyance and take such other and further action as may be reasonably requested in order to vest in Fox Drug and put

     Fox Drug in possession of the Other Fox Corp Assets, and, at the reasonable request of Seller, to give effect to Fox Drug's assumption of the Other Assumed Liabilities

               10.2.  Books and Records; Personnel.  For a period of seven
                      ----------------------------
     (7) years after the Closing Date (or such longer period as may be required by any Governmental Body or ongoing Legal Proceeding):

               (a) Purchaser shall not dispose of or destroy any of the business records and files of the Business. If Purchaser wishes to dispose of or destroy such records and files after that time, it shall first give 60 days' prior written notice to Seller and Seller shall have the right, at its option and expense, upon prior written notice to Purchaser within such 60-day period, to take possession of the records and files within 90 days after the date of Seller notice.

               (b) Purchaser shall allow Seller and any of its directors, officers, employees, counsel, representatives, accountants and auditors (collectively, the "Seller Representatives") access to all business records and files of the Subsidiaries or the Business which are transferred to it in connection herewith, which are reasonably required by such party in anticipation of, or preparation for, any existing or future Legal Proceeding (including any Legal Proceeding brought by or assigned to Seller or any Affiliate of Seller against C.D. Smith Inc. or Medicine Shoppe International Inc.) or Tax Return preparation, during regular business hours and upon reasonable notice at Purchaser's principal place of business or at any location where such records are stored, and Seller shall have the right, at its own expense, to make copies of any such records and files; provided, how
                                                            --------  ---
     ever, that any such access or copying shall be had or done in such a
     ----
     manner so as not to interfere with the normal conduct of Purchaser's business or operations.

               (c) Purchaser shall make available to Seller or the Seller Representatives, upon written request and at Seller's expense (i) personnel to assist Seller in locating and obtaining records and files maintained by Purchaser and (ii) any of the personnel previously in any Seller's employ whose assistance or participation is reasonably required by Seller in anticipation of, or preparation for, existing or future Legal Proceeding (including any Legal Proceeding brought by or assigned to Seller or any Affiliate of Seller against C.D. Smith Inc. or Medicine Shoppe International Inc.), Tax Return preparation or other matters in which Seller or any of its Affiliates is involved and which is related to the Business; provided, however, that any
                                       --------  -------
     such access to personnel shall be had in such a manner so as not to interfere with the normal conduct of Purchaser's business or operations.


                                   ARTICLE XI
                         INDEMNIFICATION AND TAX MATTERS

               11.1.  Indemnification by Seller.  Subject to the provisions
                      -------------------------
     of this Article XI and if (but only if) the Closing is consummated, Seller agrees to indemnify and hold Purchaser and its officers, directors and Affiliates (collectively, the "Purchaser Indemnified Parties") harmless from and against all Damages, including, without limitation, those arising from third-party claims, resulting from or arising out of:

               (a) the failure of Seller to comply in all material respects after the Closing Date with any of the covenants contained in this Agreement that are required to be performed by Seller;

               (b)  the Transferred Interests;

               (c)  the Merger Litigation;

               (d) any claims by any Person purporting to have acted as a broker, finder or financial advisor for Seller or any Affiliate of Seller for any fees, commissions or like payment based in any way on any agreement or arrangement made by or on behalf of Seller or any Affiliate of Seller;

               (e) the failure of any representation or warranty made by Seller in the first sentence of Section 3.1 or Section 3.2(a), 3.2(b)(i), 3.4(a), 3.4(b) or 3.5 hereof to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date; and

               (f) any debts, liabilities or obligations of Seller or any Affiliate of Seller (other than a Subsidiary) that are not Other Assumed Liabilities, including, without limitation, any debts, liabilities and obligations of Seller or any Affiliate of Seller (other than a Subsidiary) under any employment contract with Abbey Butler or Melvyn Estrin.

               11.2.  Indemnification by Purchaser.  Subject to the
                      ----------------------------
     provisions of this Article XI and if (but only if) the Closing is consummated, Purchaser agrees to indemnify and hold Seller and its officers, directors and Affiliates (collectively, the "Seller

     Indemnified Parties") harmless from and against all Damages, including, without limitation, those arising from third-party claims, resulting from or arising out of:

               (a) the failure of Purchaser to comply in all material respects after the Closing Date with any of the covenants contained in this Agreement that are required to be performed by Purchaser;

               (b) the operation of the Business or ownership of the Shares on or after the Closing Date, including, without limitation, relating to Taxes, the Debt and the Other Fox Corp Assets;

               (c) the Employee Benefit Plans and Benefit Arrangements, the Employees and the employment or termination of employment, including a constructive termination or the failure to employ an individual, by Purchaser or the Subsidiaries attributable to any actions or inactions by Purchaser or the Subsidiaries;

               (d)  any Legal Proceeding set forth on Schedule 3.16 hereto
                                                      -------------
     after the Closing Date;

               (e) any claims by any Person purporting to have acted as a broker, finder or financial advisor for Purchaser or any Affiliate of Purchaser for any fees, commissions or like payment based in any way on any arrangement or agreement made by or on behalf of Purchaser or any Affiliate of Purchaser;

               (f) the failure of any representation or warranty made by Purchaser in Section 4.5 hereof to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date; and

               (g)  the Other Assumed Liabilities.

               11.3.  Determination of Damages and Related Matters.  In
                      --------------------------------------------
      calculating any amounts payable pursuant to Section 11.1 or 11.2 hereof, Seller or Purchaser, as the case may be, shall receive credit for (a) any tax benefit allowable as a result of the facts giving rise to the claim for indemnification, and (b) any insurance recoveries, and no amount shall be included for Purchaser's or Seller's, as the case may be, special, consequential or punitive damages. Seller and Purchaser agree that, except as specifically set forth in this Agreement (including the Schedules and Exhibits hereto), neither party (including its respective representatives) has made or shall have liability for any representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement, including, in the case of Seller and its representatives, any representation or warranty, express or implied (written or oral), as to the accuracy or completeness of any information regarding the Business. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT PURCHASER
                -- -- --------- ---------- --- ------
     ACCEPTS THE CONDITION OF THE BUSINESS "AS IS, WHERE IS" WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED (WRITTEN OR
     ORAL), AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE AS TO THE CONDITION, SIZE, EXTENT, QUANTITY, TYPE OR VALUE OF ANY OF THE ASSETS AND PROPERTIES OF THE BUSINESS.

               11.4.  Survival of Representations, Warranties
                      ---------------------------------------
     and Covenants.  The parties hereto agree that the representations and
     -------------
     warranties made in this Agreement shall terminate immediately upon consummation of the Closing or upon the earlier termination of this Agreement pursuant to Section 9.2 hereof, as the case may be; provided
                                                                   --------
      that the representations and warranties made in the first sentence of
     Section 3.1 and Sections 3.2(a), 3.2(b)(i), 3.4(a), 3.4(b), 3.5 and
     4.5 hereof shall survive until expiration of the applicable statutes of limitations.

               11.5.  Notice of Indemnification.  In the event any Legal
                      -------------------------
     Proceeding shall be threatened or instituted or any claim or demand shall be asserted by any Purchaser Indemnified Party or Seller Indemnified Party in respect of which payment may be sought under the provisions of this Article XI or for breach of any of the representations and warranties set forth herein, the Purchaser Indemnified Party or Seller Indemnified Party seeking indemnification (the "Indemnitee") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which it reasonably believes to be covered by this indemnity to be forwarded to Sellers or Purchaser, as the case may be (the "Indemnitor"); provided,
                                                                  --------
      however, that the failure to give such notice shall not affect the
      -------
     indemnification provided hereunder except to the extent the Indemnitor has actually been prejudiced as a result of such failure. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

               11.6.  Indemnification Procedure for Third-Party Claims.
                      ------------------------------------------------
     Except as otherwise provided herein, in the event of the initiation of any Legal Proceeding against an Indemnitee by a third party, the Indemnitor shall have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel (which counsel shall be reasonably satisfactory to the Indemnitee) and to defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any Damage indemnified against hereunder; provided, however, (i) that
                                               --------  -------
     the Indemnitor exercises such option in writing within 30 days of receipt of notice; and (ii) that the Indemnitee may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the Indemnitee may retain counsel (reasonably satisfactory to Indemnitor), at the expense of the Indemnitor, the Indemnitor shall nevertheless indemnify the Indemnitee for the full amount of the Damages relating to such proceeding, claim or demand and control the defense of and settle such proceeding; provided that the Indemnitee
                                            --------
     shall give the Indemnitor twenty (20) days written notice prior to entering into any such settlement and shall not settle any such claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld. If the Indemnitee shall settle any such proceeding without the consent of the Indemnitor, the Indemnitee shall thereafter have no claim against the Indemnitor under this Article XI with respect to any Damages occasioned by such settlement.

               11.7.  Exclusive Remedy.  The exclusive remedy available to
                      ----------------
     a party hereto in respect of the matters covered by Section 11.1 or
     11.2 hereof shall be to proceed in the manner and subject to the limitations contained in this Article XI.

               11.8.  Tax Indemnification; Tax Sharing; Other Tax Matters.
                      ---------------------------------------------------
               (a)  Tax Indemnification.
                    -------------------
                    (i)  Fox Corp shall be liable for, shall pay
     or cause to be paid and shall indemnify and hold any Purchaser Indemnified Party harmless from and against any and all Damages, if any, arising out of or based upon or for or in respect of (A) any and all federal income Taxes with respect to the Subsidiaries for any taxable period ending on or before the Closing Date, including as transferee, successor by operation of Law or by contract, (B) any and all Taxes resulting solely from the Subsidiaries having been included in any consolidated federal income Tax Return that included the Subsidiaries for any taxable period (or portion thereof) ending on or before the Closing Date pursuant to Treasury Regulation Section 1.1502-6(a) (other than any liability arising under such Treasury Regulation or analogous law by reason of the Subsidiaries becoming a member of the consolidated group of which the Purchaser is a member), (C) any Tax imposed upon or relating to any Seller Party for any period and (D) any income or franchise Tax arising as a result of the Section 338(h)(10) Election. Any amount due from Fox Corp shall be paid in immediately available funds at least five (5) Business Days before the payment date of the Taxes to which such payment relates.

                    (ii) Purchaser shall be liable for, shall pay or cause to be paid and shall indemnify and hold the Seller Indemnified Parties harmless from and against any and all Damages arising out of or based upon or for or in respect of (A) any Transfer Taxes and (B) except as provided in Section 11.8(a)(i) hereof, all other Taxes.

               (b)  Preparation of Tax Returns.
                    --------------------------
                    (i) Fox Corp (A) shall include, or cause to be included, the Subsidiaries in, and shall file, (1) the United States consolidated federal income Tax Returns of Fox Corp or its Affiliated Group for the taxable periods of the Subsidiaries ending on or prior to the Closing Date (including any deferred amounts restored into income under Section 1.1502-13 or Section 1.1502-14 of the Treasury regulations and any excess loss account taken into income under
     Section 1.1502-19 of the Treasury regulations) and (2) all other consolidated, combined or unitary Tax Returns of Fox Corp or its Affiliated Group for the taxable periods of the Subsidiaries ending on or prior to the Closing Date and (B) also shall or shall cause the Subsidiaries to file all other Tax Returns of or which include the Subsidiaries required to be filed (taking into account any extensions) on or prior to the Closing Date.

                    (ii) For federal income Tax purposes, the taxable year of the Subsidiaries shall end as of the close of the Closing Date and, with respect to all other Taxes, Fox Corp and Purchaser will, unless prohibited by applicable Law, close the taxable period of the Subsidiaries as of the close of the Closing Date. Neither Fox Corp nor Purchaser shall take any position inconsistent with the preceding sentence on any Tax Return. To the extent permitted by Law, the principles of this Subsection also shall be applied to all state, local and foreign Tax Returns.

                    (iii) Purchaser shall file all Tax Returns of, or that include, any Subsidiary for all taxable periods ending after the Closing Date.

               (c)  Cooperation with Respect to Tax Returns.  Purchaser and
                    ---------------------------------------
     Fox Corp agree to furnish or cause to be furnished to each other, upon written request, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance relating to the Subsidiaries as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided hereunder. Fox Corp shall retain in its possession and shall provide Purchaser reasonable access to (including the right to make copies of) all Tax Returns and tax records or the relevant portions thereof relating to the Subsidiaries that might be relevant to computations or payments required after the Closing Date with respect to Tax matters relating to any taxable period ending on or prior the Closing Date until the relevant statute of limitations has expired. After such time, Fox Corp may dispose of such materials, provided that prior to such disposition Fox Corp shall give 90 days prior written notice to Purchaser and Purchaser shall have the right at its option and expense, upon prior written notice to Fox Corp within that 90-day period, to take possession of such materials within 180 days after the date of Fox Corp's notice. Purchaser or the Subsidiaries shall retain in their possession, and shall provide Fox Corp reasonable access to (including the right to make copies of), such supporting books and records and any other materials that Fox Corp may specify with respect to Tax matters relating to any taxable period ending on or prior to the Closing Date until the relevant statute of limitations has expired. After such time, Purchaser may dispose of such materials, provided that prior to such disposition Purchaser shall give 90 days prior written notice to Fox Corp and Fox Corp shall have the right at its option and expense, upon prior written notice to Purchaser within that 90-day period, to take possession of such materials within 180 days after the date of Purchaser's notice.

               (d)  Tax Audits.
                    ----------
                    (i) Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes or affects the Tax reporting position of the Subsidiaries for taxable periods ending on or prior to or including the Closing Date ("Tax

     Claims"), Purchaser, promptly upon receipt by Purchaser or the Subsidiaries of notice thereof, shall inform Fox Corp thereof in writing.

                    (ii) Fox Corp shall have the sole right to represent the interests of the Subsidiaries in any Tax Claims for which Fox Corp indemnifies Purchaser Indemnified Parties under this Agreement at its sole expense, cost and risk, provided, however, that (x) if a
                                  --------  -------
     Subsidiary is requested by Seller to pay or cause to be paid the Tax claimed and to sue for a refund, then Seller shall advance to the Subsidiary, on an interest-free basis and on a Grossed-Up Basis, the amount of Tax claimed and (y) Seller shall inform Purchaser of all developments and events relating to such Tax Claim (including, without limitation providing to Purchaser copies of all written materials relating to such Tax Claim).

                    (iii) Purchaser shall have the sole right to represent the interests of the Subsidiaries in all other Tax Claims.

               (e)  Refund Claims.  To the extent any determination of Tax
                    -------------
     liability of the Subsidiaries, whether as the result of an audit or examination, a claim for refund, the filing of an amended return or otherwise, results in any refund of federal income Taxes paid attributable to (i) any period which ends on or before the Closing Date or (ii) any sale, exchange or other disposition of property which occurred on or prior to the Closing Date, any such refund shall belong to Fox Corp. Any and all other refunds shall belong to Purchaser.
     Any payments made under this Section 11.8(e) shall be net of any Taxes payable with respect to such refund, credit or interest thereon (taking into account any reduction in tax liability actually realized upon the payment pursuant to this Section 11.8(e).

               (f)  Tax Sharing Agreements.  All tax sharing and similar
                    ----------------------
     agreements (other than the provisions of this Agreement) between (i) Fox Corp or the Subsidiaries, on the one hand, and (ii) Fox Health or any other corporation or corporations, on the other hand, shall be terminated as to the Subsidiaries as of the Closing Date, and none of Fox Health, Fox Corp or the Subsidiaries shall have any liability from and after the Closing Date under any such agreement.

               (g)  Transfer Taxes.  Except with respect to the Transferred
                    --------------
     Interests, Purchaser shall be liable for and shall pay all excise, sales, use, transfer (including real property transfer taxes and state or local transfer gains taxes), stamp, documentary, filing, recordation and other similar taxes which may be imposed in connection with the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto (the "Transfer Taxes"). Each party hereto hereby agrees to file all necessary documentation (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.

               (h)  Timing of Tax Indemnity Claim.  Any claim for indemnity
                    -----------------------------
     hereunder may be made at any time prior to 60 days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive).

               11.9.  Tax Elections.
                      -------------
               (a) Fox Corp and the Subsidiaries shall, if permitted under applicable Treasury regulations, make an election under Treasury regulations Section 1.1502-20(g) to reattribute net operating losses to Seller in an amount such that $22.5 million of the most recent net operating loss shall remain in the Subsidiaries, provided that no such election shall be required to be made unless the amount reattributed to Fox Corp is at least equal to the lesser of $125 million or the amount of the losses of the Subsidiaries. Fox Corp, Purchaser and the Subsidiaries shall cooperate in making such election. In the event that the election is not made pursuant to the preceding sentence, Fox Corp shall so notify Purchaser in writing and state the reasons that such election cannot be made. If Fox Corp so notifies Purchaser, Purchaser will join with Fox Corp in making an election under Sections 338(g) and 338(h)(10) of the Code and the Treasury regulations promulgated under the Code and any corresponding or similar elections under state, local or foreign Tax law (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the Shares hereunder. In such event, Fox Corp and Purchaser shall report, in connection with the determination of income, franchise or other Taxes measured by net income, the transactions being undertaken pursuant to this Agreement in a manner consistent with the Section 338(h)(10) Election. In the event that a Section 338(h)(10) Election is made, the provisions of subsections (b), (c) and (d) hereunder shall be applicable; otherwise such subsections shall not be applicable.

               (b) Fox Corp shall be responsible for the preparation and filing of all forms and documents required in connection with the
     Section 338(h)(10) Election. To the extent properly prepared by Fox Corp, and timely delivered to Purchaser, Purchaser shall execute and return to Fox Corp such documents or forms as are reasonably requested and are required by any Tax laws to complete properly the Section 338(h)(10) Election on a timely basis. For the purpose of making the Section 338(h)(10) Election, on or prior to the Closing Date, Fox Corp and Purchaser each shall execute two copies of Internal Revenue Service Form 8023-A.

               (c) Purchaser, no later than 120 days after the Closing Date, shall provide Fox Corp with a valuation statement reflecting, as of the Closing Date, the fair market values of all of the assets and the liabilities and obligations of the Subsidiaries. Subject to the next sentence, Purchaser and Fox Corp shall file, and shall cause members of their respective Affiliated Groups to file, all Tax Returns and statements, forms and schedules in connection therewith in a manner consistent with such valuations and shall take no position contrary thereto unless required to do so by applicable Tax laws and after thirty (30) days' prior notice to the other party. Fox Corp shall have the right to review and approve (which approval shall not be unreasonably withheld) any appraisal upon which such valuations are based and any such forms and schedules relating to such valuations, prior to the filing thereof. Any disputes regarding the valuation statement or the preparation, execution or filing of the forms and documents required in connection with making the Section 338(h)(10) Election shall be resolved in an arbitration to be conducted by a "Big Six" accounting firm mutually selected by Purchaser and Fox Corp (the "Selected Accounting Firm"), whose fees shall be borne equally by the parties. Each of the parties to this Agreement shall be bound by the decision of the Selected Accounting Firm rendered in such arbitration.

               (d) To the extent permitted by state, local or foreign Tax laws, the principles and procedures of this Section 11.8 shall also apply with respect to an agreed valuation and a Section 338(h)(10) Election under state, local or foreign law. Fox Corp and Purchaser shall make any election similar to a Section 338(h)(10) Election which is optional under any state, local or foreign law, and shall cooperate and join in any election made by the Subsidiaries or members of their Affiliated Group to effect such an election so as to treat the transactions contemplated herein as a sale of assets for state, local and foreign income Tax purposes.

                                   ARTICLE XII
                                  MISCELLANEOUS

               12.1.  Certain Definitions.  As used in this Agreement, the
                      -------------------
     following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Acquisition Proposal" means any inquiries or the making of
                --------------------
     any proposal with respect to, or which may be reasonably expected to lead to, a merger, consolidation, share exchange or similar transaction involving Seller or the Subsidiaries, or any purchase of all or substantially all of the Shares or the Business, or any equity interest in excess of 50% of the outstanding voting stock of Seller or Fox Drug.

               "Affiliate" means, with respect to any Person, any other
                ---------
     Person controlling, controlled by or under common control with such Person.

               "Affiliated Group" means any group of corporations with
                ----------------
     respect to which a Consolidated Tax Return was, or was required to have been, filed.

               "Assignment and Assumption Agreements" has the meaning set
                ------------------------------------
     forth in Section 8.1(f) hereof.

               "Benefit Arrangement" has the meaning set forth in Section
                -------------------
     3.14(a) hereof.

               "BTM Capital Debt" means any amount, indemnity or other
                ----------------
     obligation payable by Seller or any Subsidiary under (i) the Acknowledgement Agreement, dated as of June 19, 1996, by and among BTM Capital Corporation, TBC Realty II Corporation, Fox Drug and Fox Corp, as amended from time to time to the Closing Date, relating to (x) a certain Loan Agreement, dated as of December 28, 1993, by and between TBC Realty II Corporation and Citicorp Leasing, Inc., and (y) a certain Master Lease, dated as of December 28, 1993, by and between TBC Realty II Corporation and Fox Drug with respect to certain property in Carrollton, Texas, and (ii) the Acknowledgement Agreement, dated as of June 19, 1996, by and among BTM Capital Corporation, TBC Realty II Corporation, Fox Drug and Fox Corp, as amended from time to time to the Closing Date, relating to (x) a certain Loan Agreement, dated as of June 29, 1994, by and between TBC Realty II Corporation and Citicorp Leasing, Inc., and (y) a certain Master Lease, dated as of July 29, 1994, between TBC Realty II

     Corporation and Fox Drug with respect to certain property in Washington, Ohio.

               "Business" has the meaning set forth in the recitals hereof.
                --------
               "Business Day" means any weekday on which nationally
                ------------
     chartered banks in the City of New York are open for business.

               "Cash Consideration" has the meaning set forth in Section
                ------------------
     2.1 hereof.

               "Closing" means the consummation of the transactions
                -------
     contemplated by this Agreement.

               "Closing Date" has the meaning set forth in Section 9.1
                ------------
     hereof.

               "Code" means the Internal Revenue Code of 1986, as amended.
                ----
               "Confidentiality Letter" has the meaning set forth in
                ----------------------
     Section 5.1(b) hereof.

               "Consolidated Tax Return" means any Tax Return that was, or
                -----------------------
     should have been, filed on a consolidated, combined or unitary basis for the purpose of any type of Tax.

               "Contract" means any written contract, agreement, indenture,
                --------
     note, bond, loan, instrument, lease, mortgage, license, franchise, obligation, commitment or other arrangement or agreement to which any Subsidiary is a party or by which any of the properties or assets employed in the Business is bound.

               "Damages" means all claims, actions, losses, damages, costs
                -------
     (including, without limitation, costs of investigation) expenses and liabilities (including reasonable attorneys' fees incident to the foregoing), whether or not arising out of third-party claims.

               "Debt" means any amount, indemnity or other obligation
                ----
     payable by Seller or any Subsidiary under the GECC Credit Agreement, the GECC Receivables Purchase and Servicing Agreement, the BTM Capital Debt and the industrial revenue bonds, mortgages and notes set forth on Schedule 12.1(a) hereto, including, without limitation, the
        ----------------
     aggregate principal amount of and accrued but unpaid interest on any outstanding borrowings thereunder, and any penalties, fees and expenses (including reasonable attorneys' fees and expenses) arising thereunder.

               "Employee Benefit Plan" has the meaning set forth in Section
                ---------------------
     3.14(a) hereof.

               "Employees" means all persons employed by any Subsidiary in
                ---------
     the Business on the day immediately prior to the Closing Date, including, without limitation, any persons on disability, sick leave, layoff or leave of absence from any Subsidiary.

               "Environmental Law" means any Law pertaining to the
                -----------------
     environment, natural resources or public health or safety as in effect on the date of this Agreement.

               "ERISA" means the Employee Retirement Income Security Act of
                -----
     1974, as amended.

               "Expense Reimbursement and Breakup Fee Agreement" means that
                -----------------------------------------------
     certain Expense Reimbursement and Breakup Fee Agreement, dated as of August 9, 1996, between Fox Health and York Management Services, Inc., as amended as of the date hereof.

               "FIRPTA Affidavit" has the meaning set forth in Section
                ----------------
     8.1(e) hereof.

               "Fox Corp" has the meaning set forth in the introductory
                --------
     paragraph hereof.

               "Fox Drug" has the meaning set forth in the recitals hereof.
                --------
               "Fox Drug Shares" has the meaning set forth in the recitals
                ---------------
     hereof.

               "Fox Health" means FoxMeyer Health Corporation, a Delaware
                ----------
     corporation and beneficial owner of all of the issued and outstanding shares of capital stock of Fox Corp.

               "Fox Software" has the meaning set forth in the recitals
                ------------
     hereof.

               "Fox Software Shares" has the meaning set forth in the
                -------------------
     recitals hereof.

               "GAAP" means generally accepted accounting principles in the
                ----
     United States as in effect on the date of this Agreement.

               "GECC Credit Agreement" means the Credit Agreement, dated as
                ---------------------
     of June 19, 1996, among Fox Drug, as Borrower, Fox Corp, Health Mart, Inc., Healthcare and MCSC, as Loan Parties, and the Lenders party thereto, and The CIT Group/Business Credit, Inc., as Co-Agent, and General Electric Capital Corporation, as Administrative Agent, as amended from time to time to the Closing Date.

               "GECC Receivables Purchase and Servicing Agreement" means
                -------------------------------------------------
     the Receivables Purchase and Servicing Agreement, dated as of June 19, 1996, by and among FoxMeyer Funding, Inc., as Seller, Redwood Receivables Corporation, as Purchaser, Fox Drug, as Servicer, and General Electric Capital Corporation, as Operating Agent and Collateral Agent, as amended from time to time to the Closing Date.

               "Governmental Body" means any government or governmental or
                -----------------
     regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, department or instrumentality thereof, or any court (public or private).

               "Grossed-Up Basis" means, when used to describe the basis on
                ----------------
     which the payment of a specified sum is to be made, a basis such that the amount of such payment, after being reduced by the amount of all Taxes imposed on the recipient of such payment as a result of the receipt or accrual of such payment, will equal the specified sum.

               "Hazardous Material" means any substance, material or waste
                ------------------
     which is regulated by any applicable local, state or federal Governmental Body, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law applicable to the operations of the Business.

               "Healthcare" has the meaning set forth in the recitals
                ----------
     hereof.

               "Healthcare Shares" has the meaning set forth in the
                -----------------
     recitals hereof.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
                -------
     Act of 1976, as amended, and the rules and regulations thereunder.

               "Indemnitee" has the meaning set forth in Section 11.5
                ----------
     hereof.

               "Indemnitor" has the meaning set forth in Section 11.5
                ----------
     hereof.

               "Intellectual Property" means all (a) patents and patent
                ---------------------
     applications (including reissues, divisions, continuations-in-part and extensions thereof), invention disclosures, inventions, and improvements thereto, (b) trademarks, trade names, service marks, trade dress and logos and registrations and applications for registration thereof, (c) copyrights and registrations thereof and (d) licenses of any of the foregoing.

               "June 1996 Balance Sheet" has the meaning set forth in
                -----------------------
     Section 3.9(b) hereof.

               "June 1996 Financial Statements" has the meaning set forth
                ------------------------------
     in Section 3.9(b) hereof.

               "June 1996 Income Statement" has the meaning set forth in
                --------------------------
     Section 3.9(b) hereof.

               "Knowledge of Seller or Purchaser," "Known to Seller or
                --------------------------------    ------------------
     Purchaser" or "Known by Seller or Purchaser" or, insofar as it refers
     ---------      ----------------------------
     to Seller or Purchaser, "Knowledge" means only matters as to which
                              ---------
     Abbey Butler, Melvyn Estrin, Edward Massman, William Estes, Douglas Schwinn and Kevin Rogan, in the case of Seller, or any executive officer of Purchaser, in the case of Purchaser, has actual knowledge, and shall not include matters which are not actually known but should have been known by any such person.

               "Law" means any federal, state or local law, statute, code,
                ---
     ordinance, rule or regulation, or any Order.

               "Leased Real Property" means any real property leased by any
                --------------------
     Subsidiary.

               "Legal Proceeding" means any judicial, administrative,
                ----------------
     regulatory or arbitral proceeding, investigation or inquiry or administrative charge or complaint pending at law or in equity before any Governmental Body.

               "Lien" means any lien, encumbrance, pledge, mortgage, deed
                ----
     of trust, security interest, claim, option, easement, transfer restriction or any other restriction or third-party right.

               "MCSC" has the meaning set forth in the recitals hereof.
                ----
               "MCSC Shares" has the meaning set forth in the recitals
                -----------
     hereof.


               "March 1996 Balance Sheet" has the meaning set forth in
                ------------------------
     Section 3.9(a) hereof.

               "March 1996 Financial Statements" has the meaning set forth
                -------------------------------
     in Section 3.9(a) hereof.

               "March 1996 Statement of Operations" has the meaning set
                ----------------------------------
     forth in Section 3.9(a) hereof.

               "Material Adverse Change" or "Material Adverse Effect" means
                -----------------------      -----------------------
     any material adverse change in, or effect on, the business, operations, financial condition or results of operations of the Business taken as a whole.

               "Material Contract" has the meaning set forth in Section
                -----------------
     3.11 hereof.

               "Merger Litigation" means the pending class action lawsuits
                -----------------
     filed against Fox Health and Fox Corp and certain of their respective officers and directors in connection with the merger of Fox Corp into a wholly-owned subsidiary of Fox Health, which merger was consummated on October 12, 1994.

               "Multiemployer Plan" has the meaning set forth in Section
                ------------------
     3.14(a) hereof.

               "Note" has the meaning set forth in Section 2.1 hereof.
                ----
               "Order" means any order, injunction, judgment, decree,
                -----
     ruling, writ, assessment or arbitration award by a Governmental Body of competent jurisdiction.

               "Other Assumed Liabilities" has the meaning set forth in
                -------------------------
     Section 5.2 hereof.

               "Other Fox Corp Assets" has the meaning set forth in Section
                ---------------------
     5.2 hereof.

               "Owned Real Property" means real property owned in fee by
                -------------------
     any Subsidiary.

               "Permit" means any written approval, consent, exemption,
                ------
     franchise, license, permit, waiver, certificate or other authorization required to carry on the Business, in the case of Seller and the Subsidiaries, or the business and operations of Purchaser, in the case of Purchaser, in each case, as currently conducted under applicable Law.

               "Permitted Exceptions" means (i) Liens relating to the Debt;
                --------------------
     (ii) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser or otherwise disclosed to Purchaser in writing; (iii) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor;
     (iv) mechanics', carriers', workers', repairers', landlord's and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the Business taken as a whole; (v) zoning, entitlement and other land use and environmental regulations by Governmental Bodies; and (vi) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially interfere with the present operation of the Business.

               "Person" means any individual, corporation, partnership,
                ------
     firm, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

               "Purchaser" has the meaning set forth in the introductory
                ---------
     paragraph hereof.

               "Purchaser Common Stock" has the meaning set forth in
                ----------------------
     Section 4.5 hereof.

               "Purchaser Documents" means, collectively, the Stockholders'
                -------------------
     Agreement and any other agreement, document, instrument or certificate required to be executed by Purchaser and delivered to Seller hereunder.

               "Purchaser Indemnified Parties" has the meaning set forth in
                -----------------------------
     Section 11.1 hereof.

               "Purchaser Representatives" has the meaning set forth in
                -------------------------
     Section 5.1(a) hereof.

               "Real Property" means, collectively, the Owned Real Property
                -------------
     and the Leased Real Property.

               "Section 338(h)(10) Election" has the meaning set forth in
                ---------------------------
     Section 11.9(a) hereof.

               "Securities Act" means the Securities Act of 1933, as
                --------------
     amended.

               "Seller" has the meaning set forth in the introductory
                ------
     paragraph hereof.

               "Seller Documents" means, collectively, the Stockholders'
                ----------------
     Agreement, the Subsidiaries' Stock Certificates, the FIRPTA Affidavit and the Assignment and Assumption Agreements, and any other document, instrument or certificate required to be executed by Seller and delivered to Purchaser hereunder.

               "Seller Indemnified Parties" has the meaning set forth in
                --------------------------
     Section 11.2 hereof.

               "Seller Party" means Seller and any subsidiary or Affiliate
                ------------
     of Seller, other than a Subsidiary.

               "Seller Representatives" has the meaning set forth in
                ----------------------
     Section 10.2(b) hereof.

               "Shares" has the meaning set forth in the recitals hereof.
                ------
               "Stockholders' Agreement" has the meaning set forth in
                -----------------------
     Section 8.1(g) hereof.

               "Subsidiaries" means Fox Drug, Fox Software, Healthcare,
                ------------
     MCSC, FoxMeyer Funding, Inc., a Delaware corporation and a wholly-owned subsidiary of Fox Drug, and Health Mart, Inc. a Colorado corporation and wholly-owned subsidiary of Fox Drug.

               "Subsidiaries' Stock Certificates" has the meaning set forth
                --------------------------------
     in Section 8.1(a) hereof.

               "Tax" or "Taxes" means all federal, state, local or foreign
                ---      -----
     net or gross income, gross receipts, net
     roceeds, sales, use, ad valorem, value added, franchise, bank shares,
                          -- -------
     withholding, payroll, employment, excise, sales use, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

               "Tax Claim" has the meaning ascribed to such term in Section
                ---------
     11.8(f) hereof.

               "Tax Return" means all returns, declarations, reports,
                ----------
     estimates, information returns and statements required to be filed in respect of any Taxes.

               "Total Consideration" has the meaning set forth in Section
                -------------------
     2.1 hereof.

               "Transfer Taxes" has the meaning set forth in Section
                --------------
     11.8(g) hereof.

               "Transferred Interests" has the meaning set forth in Section
                ---------------------
     1.2 hereof.

               12.2.  Entire Agreement; Exhibits/Schedules.
                      ------------------------------------
               (a) This Agreement (including the Schedules and Exhibits hereto) represents, and is intended to be, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein and, except with respect to the Confidentiality Letter, the Expense Reimbursement and Breakup Fee Agreement, the Note and the Stockholders' Agreement, supersedes any and all previous and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to those matters.

               (b) The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

               12.3.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY
                      -------------
     AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

               12.4.  SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF
                      -------------------------------------------------
     PROCESS.
     -------
               (A) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR ANY SUIT, ACTION OR PROCEEDING RELATED THERETO MAY BE HEARD AND

     DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

               (B) EACH OF THE PARTIES HERETO HEREBY CONSENTS TO PROCESS BEING SERVED BY ANY PARTY TO THIS AGREEMENT IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OF A COPY THEREOF IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.8 HEREOF.

               12.5.  Specific Performance.  Purchaser and Seller
                      --------------------
     acknowledge and agree that the breach of this Agreement would cause irreparable damage to the other party and that the other party will not have an adequate remedy at Law. Therefore, the obligations of Purchaser and Seller under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent juris-diction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

               12.6.  Expenses.  Except as otherwise expressly provided in
                      --------
     this Agreement or in the Expense Reimbursement and Breakup Fee Agreement and regardless of whether the transactions contemplated in this Agreement are consummated, each of the parties hereto shall bear its own expenses (including, without limitation, fees and disbursements of its counsel, accountants, financial advisors and other experts), incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

               12.7.  Table of Contents and Headings.  The table of
                      ------------------------------
     contents and article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

               12.8.  Notices.  All notices and other communications under
                      -------
     this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) on the fifth Business

     Day after being mailed by certified mail, return receipt requested,
     (c) the next Business Day after delivery to a recognized overnight courier, or (d) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile (and shall also be transmitted by facsimile to the Persons receiving copies thereof), to the parties at the following addresses or facsimile numbers (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

               If to Seller, to:

               FoxMeyer Corporation
               1220 Senlac Drive
               Carrollton, Texas  75006
               Telephone:  (214) 446-4800
               Facsimile:  (214) 446-4898
               Attention:  Mr. Abbey J. Butler
                           Mr. Melvyn J. Estrin

               with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York  10153
               Telephone:  (212) 310-8000
               Facsimile:  (212) 310-8007
               Attention:  Stephen E. Jacobs, Esq.

               If to Purchaser, to:

               FM Acquisition Corp.
               c/o York Management Services, Inc.
               37 Northfield Avenue
               Edison, NJ  08837

               Telephone:  (908) 225-6900
               Facsimile:  (908) 225-4554
               Attention:  William F. Taggert

               with a copy to:

               Morgan, Lewis & Bockius LLP
               101 Park Avenue
               New York, New York  10178
               Telephone:  (212) 309-6000
               Facsimile:  (212) 309-6273
               Attention:  Samuel B. Fortenbaugh III, Esq.

               12.9.  Severability.  The invalidity or unenforceability of
                      ------------
     any provision of this Agreement shall not affect the validly or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

               12.10.  Binding Effect; No Assignment.  This Agreement shall
                       -----------------------------
     be binding upon and inure to the benefit of the parties and their respective successors and assigns. Except as provided in Section 10.3, with respect to Fox Health, nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of Law or otherwise) without the prior written consent of each of the other parties hereto and any attempted assignment without such required consents shall be void.

               12.11.  Amendments.  This Agreement can be amended,
                       ----------
     supplemented or modified, and any provision hereof may be waived, only by written instrument making specific reference to this Agreement signed by each of the parties hereto. Except as otherwise expressly provided herein, no action (other than a waiver), taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.

               12.12.  Counterparts.  This Agreement may be executed in any
                       ------------
     number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.



                              FOXMEYER CORPORATION


                              By: /s/ Edward L. Massman
                                 --------------------------------
                                 Name:  Edward L. Massman
                                 Title: Senior Vice President and
                                        Chief Financial Officer


                              FM ACQUISITION CORP.



                              By: /s/ Gary Nacht
                                 --------------------------------
                                 Name:  Gary Nacht
                                 Title: Executive Vice President

                                                                    ANNEX A
                                                                    -------


                                    EXHIBIT A
                                    ---------


     THIS SUBORDINATED CONVERTIBLE NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS
     SUBORDINATED CONVERTIBLE NOTE.

                          SUBORDINATED CONVERTIBLE NOTE


     $15,000,000                                                     , 1996
                                                        -------------
               FOR VALUE RECEIVED, FM Acquisition Corp., a Delaware corporation ("MAKER"), hereby promises to pay to the order of FoxMeyer
                   -----
     Corporation, a Delaware corporation ("PAYEE"), at its office at
                                           -----                     ------

      ,        ,        , or such other place as Payee may specify in
     -  -------  -------
     writing, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), together with interest, as hereinafter described.

               1.   DEFINITIONS.  As used in this Note, the following terms
                    -----------
     shall have the respective meanings indicated.

                    "Additional Shares of Common Stock" means any shares of
                     ---------------------------------
     Common Stock issued by Maker after the date hereof.

                    "Applicable Law"  means the applicable laws of the
                     --------------
     State of New York or applicable laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

                    "Appraised Value" means, in respect of any share of
                     ---------------
     Common Stock on any date herein specified, the fair saleable value of such share of Common Stock based on (a) the value of Maker (determined without giving effect to the discount for (i) a minority interest or
     (ii) any lack of liquidity of the Common Stock or to the fact that Maker may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal quarter and prior to such date specified, as determined by an investment banking firm selected in accordance with the terms of Section 18, divided by (b) the number
                                     ----------
     of Fully Diluted Outstanding shares of Common Stock.

                    "Business Day" means any day that is not a Saturday or
                     ------------
     Sunday or a day on which banks are required or permitted to be closed in the States of New York or Texas.

                    "Call Notice" has the meaning set forth in Section 8.e.
                     -----------                               -----------
                    "Call Option" has the meaning set forth in Section 8.e.
                     -----------                               -----------
                    "Call Period" has the meaning set forth in Section 8.c.
                     -----------                               -----------
                    "Common Stock" means (except where the context
                     ------------
     otherwise indicates) the Common Stock, $.01 par value, of Maker and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of Maker of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of Maker and which is not subject to redemption, and (ii) shares of common stock of any successor or acquiring corporation (as described in Section 10) received by or distributed to the holders of Common
        ----------
     Stock of Maker in the circumstances contemplated by Section 10.
                                                         ----------
                    "Conversion Date" means the date of receipt of the
                     ---------------
     Conversion Notice.

                    "Conversion Notice" has the meaning set forth in
                     -----------------
     Section 8.b.
     ------------
                    "Conversion Right" has the meaning set forth in Section
                     ----------------                               -------
     8.a.
     ----
                    "Conversion Stock" means the shares of Common Stock
                     ----------------
     purchased by the holders of the Conversion Right upon the exercise thereof.

                    "Convertible Securities" means evidences of
                     ----------------------
     indebtedness, shares of stock, options or other securities which are convertible into, or exchangeable or exercisable for, with or without payment of additional consideration in cash or property, Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                    "Current Market Price" means, in respect of any share
                     --------------------
     of Common Stock on any date herein specified, if there shall not then be a public market for the Common Stock, the Appraised Value per share of Common Stock as at such date, or if there shall then be a public market for the Common Stock, the average of the daily market prices for 30 consecutive Business Days commencing 45 days before such date; provided, however, that in the event that the Current Market Price per share of Common Stock is determined during a period following the announcement by

     Maker of (x) a dividend or other distribution on such shares of Common Stock payable in such shares or Convertible Securities or (y) any subdivision, combination or reclassification of such shares, and prior to the expiration of such 30 Business Day period the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall occur, then, in each such case, the Current Market Price shall be properly adjusted to take into account such event. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked priced on such day in the over-the counter market, as furnished by the National Association of Securities Dealer Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is not any such firm, as furnished by any member of the NASD selected by the Maker.

                    "Default" means any event which with notice or lapse of
                     -------
     time, or both, would constitute an Event of Default.

                    "Event of Default" has the meaning set forth in Section
                     ----------------                               -------
     7.
     -
                    "Exchange Act" means the Securities Exchange Act of
                     ------------
     1934, as amended, or any similar federal statute, and the rules and regulations of the Securities Exchange Commission thereunder, all as the same shall be in effect from time to time.

                    "Fully Diluted Outstanding" means, when used with
                     -------------------------
     reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable in respect to this Note and all other Convertible Securities outstanding on such date.

                    "Maker" means FM Acquisition Corp. or any successor or
                     -----
     assignee of FM Acquisition Corp. pursuant to Section 6.
                                                  ---------
                    "Maturity Date" means the maturity of this Note, which
                     -------------
     is the date that is five (5) calendar years after the date hereof, as the same may be hereafter accelerated pursuant to the provisions of this Note.

                    "Maximum Lawful Rate" means the maximum rate of
                     -------------------
     interest permitted under Applicable Law.

                    "NASD" means the National Association of Securities
                     ----
     Dealers, Inc., or any successor corporation thereto.

                    "Note" means this Convertible Note and all Convertible
                     ----
     Notes issued upon transfer, division or combination of, or in substitution for, this Convertible Note. All Notes shall at all times be identical as to terms and conditions and date, except as to principal amount and the percent of Fully Diluted Outstanding Common Stock for which such principal amount may be exercised.

                    "Payee" means FoxMeyer Corporation and/or any assignee
                     -----
     of all or any portion of this Note pursuant to Section 9 or Section
                                                    ---------    -------
     15.
     --
                    "Person" means any individual, sole proprietorship,
                     ------
     partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                    "Representative" has the meaning set forth in Section
                     --------------                               -------
     3.b.(ii).
     --------

                    "Senior Indebtedness" has the meaning set forth in
                     -------------------
     Section 3.a.
     -----------
                    "Stockholders Agreement" means that certain
                     ----------------------
     Stockholders Agreement of even date herewith among Maker, Payee and the other stockholders party thereto.

                    "Subsidiary" means, with respect to any Person, any
                     ----------
     other Person of which more than 50% of the total voting power of shares of capital stock entitled to vote (without regard to any contingency) in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or a combination thereof.

                    "Transfer" shall mean any disposition of this Note or
                     --------
     any Conversion Stock or of any interest in either thereof, which would constitute any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation or other disposition of any securities or any interest therein, whether voluntary or involuntary, and whether during an individual's lifetime or upon his death, including, without limitation, any Transfer by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

               2.   PAYMENTS/INTEREST RATES/ETC.
                    ----------------------------
                    a.   INTEREST PAYMENTS.  Maker shall pay interest on
                         -----------------
     this Note quarterly on the last day of each March, June, September and
     December, commencing with           , 1996.  Interest will accrue on
                               ----------
     the unpaid principal balance hereof outstanding at the lesser of (i) the Maximum Lawful Rate or (ii) a rate per annum equal to three percent (3%) during the period commencing on the date hereof and up to and including the date which is the first anniversary of the date hereof and a rate per annum equal to five percent (5%) during the period commencing on the day after the first anniversary of the date hereof and ending on the Maturity Date.

                    b.   PRINCIPAL PAYMENTS.  All principal and accrued but
                         ------------------
     unpaid interest shall be due and payable, in full, on the Maturity
     Date.

                    c.   OVERDUE AMOUNTS.  Maker shall pay interest on the
                         ---------------
     overdue principal and, to the extent permitted by applicable law, overdue interest, at a rate per annum equal to the lesser of (i) the Maximum Lawful Rate or (ii) four percent (4%) in excess of the rate borne by this Note.

                    d.   COMPUTATIONS.  Interest will be computed on the
                         ------------
     basis of a 360-day year of twelve 30-day months.

                    e.   PREPAYMENTS.  This Note may not be prepaid in
                         -----------
     whole or in part prior to the Maturity Date.

               3.   TERMS OF SUBORDINATION.
                    ----------------------
                    a.   SUBORDINATION OF LIABILITIES.  Maker, for itself,
                         ----------------------------
     its successors and assigns, covenants and agrees, and Payee by its acceptance of this Note likewise covenants and agrees, that the payment of the principal of, and interest on, and all other amounts owing in respect of, this Note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness. "Senior Indebtedness"
                                                   -------------------
     at any date shall mean, whether outstanding on the date hereof or hereafter created, incurred or assumed, all indebtedness and payment obligations of Maker for borrowed money. Notwithstanding anything to the contrary, "Senior Indebtedness" shall not include any indebtedness of the types referred to in the preceding sentence if the terms of the instrument creating or evidencing such indebtedness provide that such indebtedness is not
     superior in right of payment to the payment of or principal of, and interest on, this Note, or that such indebtedness is pari passu with,
                                                          ---- -----
     or subordinate in right of payment to, the indebtedness of Maker evidenced by this Note.

                    b.   NONPAYMENT.  (i) Upon the maturity of any Senior
                         ----------
     Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all principal thereof and premium, if any, and interest thereon and fees and any other amounts owing in respect thereof (including interest payable in respect of any of the foregoing subsequent to the commencement of any proceeding against or with respect to Maker under the Bankruptcy Code, 11 U.S.C. Section
     101 et. seq.),
     --------
     in each case to the extent due and owing, shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any further payment is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, this Note.

                         (ii) In the event that notwithstanding the
     provisions of the preceding clause (i), Maker shall make any payment on account of the principal of, or interest on, or amounts otherwise owing in respect of, this Note, any amounts received in respect thereof shall not be applied by Payee to this Note but shall be held by Payee in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their agent, representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued (each, a "Representative"), as their respective
                                    --------------
     interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness; provided that, any such payment of Maker shall be
                   --------
     applied solely to Senior Indebtedness of Maker.

                    c.   DISSOLUTION, LIQUIDATION OR REORGANIZATION. Upon
                         ------------------------------------------
     any payment or distribution of assets of Maker upon any dissolution, winding up, liquidation or reorganization of Maker (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                         (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full (or have such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness) of the principal thereof, premium, if any, and interest (including post-petition interest) due thereon and fees and any other amounts owing in respect thereof before Payee is entitled to receive any payment on account of the principal of, or interest on, or any other amount owing in respect of, this Note;

                        (ii) any payment or distribution of assets of Maker of any kind or character, whether in cash, property or securities to which Payee would be entitled except for the provisions of this Section 3, shall be paid by the liquidating trustee or agent
             ---------
     or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness, or their Representative, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                       (iii) in the event that, notwithstanding the foregoing provisions of this Section 3.c., any payment or distribution
                                  ------------
     of assets of Maker, of any kind or character, whether in cash, property or securities, shall be received by Payee on account of principal or interest on this Note before all Senior Indebtedness is paid in full, or provision made for its payment in full satisfactory to the holder or holders of such Senior Indebtedness, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness, as the case may be, remaining unpaid or unprovided for or their Representatives, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                    d.   OBLIGATION UNCONDITIONAL.  Nothing contained in
                         ------------------------
     this Section 3 or in this Note is intended to or shall impair, as between Maker and Payee, the obligation of Maker, which is absolute and unconditional, to pay to Payee the principal of, and interest on, this Note as and when the same shall become due and payable in accordance with its terms. In the event that by virtue of this Section 3, any amounts paid or payable to Payee in respect of
          ---------
     this Note shall instead be paid to the holders of the Senior Indebtedness, Payee shall be subrogated to the rights of the holders of such Senior Indebtedness.

               4.   LEGAL TENDER.  Maker will pay principal and interest in
                    ------------
     money of the United States that at the time of payment is legal tender for payment of public and private debts, in immediately available funds, to Payee by wire transfer to [INSERT WIRE TRANSFER INSTRUCTIONS] or by certified or cashier's check at Payee's address set forth in Section 19.d., or to such other address as Payee may
                  -------------
     designate in writing.

               5.   AFFIRMATIVE COVENANTS OF THE MAKER.  Maker hereby
                    ----------------------------------
     covenants and agrees that from and after the date hereof and until this Note (including, without limitation, the principal of or interest hereon) is paid in full:

                    a.   EXISTENCE.  Maker shall do or cause to be done all
                         ---------
     things reasonably necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that Maker shall not be required to preserve any
     --------  -------
     such right or franchise if the Board of Directors shall determine that the loss thereof is not disadvantageous in any material respect to Payee.

                    b.   MAINTENANCE OF PROPERTIES.  Maker shall cause all
                         -------------------------
     material properties operated by Maker or any Subsidiary and used or useful in the conduct of the business of Maker or such Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and will cause to be made all necessary repairs and replacements thereof, all as in the judgment of Maker may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.b. shall prevent
     --------  -------                       ------------
     Maker from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal, in the judgment of Maker, would not have a material adverse effect on Maker and its Subsidiaries taken as a whole.

                    c.   PAYMENT OF TAXES AND OTHER CLAIMS.  Maker shall
                         ---------------------------------
     pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon Maker or any
     Subsidiary or upon the income, profits or property of Maker or any Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of Maker or any Subsidiary; provided, however, that Maker shall not be
                              --------  -------
     required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim, the amount, applicability or validity of which is being contested in good faith.

                    d.   WAIVER OF STAY, EXTENSION OR USURY LAWS.  Maker
                         ---------------------------------------
     covenants (to the extent it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim, and will resist and oppose any all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive Maker from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note; and (to the extent that it may lawfully do so) Maker hereby waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any such power herein granted to Payee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                    e.   FINANCIAL STATEMENTS.  Maker will deliver to
                         --------------------
     Payee: (i) as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year, and in any event within 45 days thereafter, a consolidated balance sheet of Maker and its Subsidiaries as at the end of such period, and consolidated statements of income, changes in stockholders' equity and cash flows of Maker and its Subsidiaries for such period (and, in the case of the second and third quarterly periods, for the period from the beginning of the then current fiscal year to the end of such quarterly period), setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from normal year-end adjustments consistent with prior periods; and

                        (ii) as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, a consolidated balance sheet of Maker and its Subsidiaries as at the end of such fiscal year, and consolidated statements of income, changes in stockholders' equity and cash flows of Maker and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report and opinion of independent public accountants of recognized national standing selected by Maker, which report and opinion shall be prepared in accordance with general accepted accounting principles, consistently applied.

               6.   NEGATIVE COVENANTS OF THE MAKER.  Maker hereby
                    -------------------------------
     covenants and agrees that from and after the date hereof and until this Note (including, without limitation, the principal of or interest hereon) is paid in full, Maker shall not, without the prior written consent of Payee:

                    a. Consolidate with, merge with or into, or transfer sell, assign, lease, convey or otherwise dispose (collectively, "transfer") of all or substantially all of its assets (whether as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless: (i) Maker shall be the continuing Person, or the Person (if other than Maker) formed by such consolidation or into which Maker is merged or to which properties and assets of Maker are transferred shall be a solvent business entity organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume all the obligations of Maker under this Note in a form reasonably satisfactory to Payee, and (ii) immediately prior to and after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, this Section 6.a. shall not prohibit a transaction, the
                     ------------
     principal purpose of which is (as determined in good faith by the Board of Directors of Maker and evidenced by the resolution thereof) to change the state of incorporation of Maker, and such transaction does not have as one of its purposes the evasion of the limitations imposed by this Section 6.a. In case of any such consolidation,
                     -----------
     merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for Maker, with the same effect as if it had been named herein.

               7.   REMEDIES OF PAYEE/EVENTS OF DEFAULT.  The occurrence of
                    -----------------------------------
     any of the following events shall constitute an "EVENT OF DEFAULT":
                                                     ----------------

                         (i) default in the payment of any installment of interest upon the Note for a period of 10 days after the same shall become due and payable or in the principal of this Note, as and when the same shall be due and payable, whether upon acceleration or otherwise;

                         (ii) failure of Maker to observe or perform any covenant or agreement in Section 6 or the failure of Maker to observe
                              ---------
     or perform any other covenant or agreement on the part of Maker in this Note for a period of 30 days after the date on which written notice specifying the nature of such default has been sent to Maker by Payee;

                         (iii) default with respect to any indebtedness of Maker or any Subsidiary, the principal amount of which exceeds $10 million in the aggregate and such indebtedness is accelerated by the lender;

                         (iv) any final non-appealable judgement is rendered against Maker and/or any Subsidiary in excess of $10 million;

                         (v)  the filing of a petition commencing an
     involuntary case against Maker or any Subsidiary under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or any Subsidiary or for any substantial part of the property of Maker or any Subsidiary or ordering the winding up or liquidation of its affairs, and such petition shall not be dismissed or stayed pending appeal with 30 days; or

                         (vi) Maker or any Subsidiary shall commence a voluntary case under applicable bankruptcy, insolvency or similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker of any Subsidiary or for any substantial part of the property of Maker or any Subsidiary, or Maker or any Subsidiary shall make a general assignment for the benefit of creditors, then, and in each and every such case (other than as specified in (v) or (vi) above), Payee, by notice to Maker, may declare the entire principal amount, together with interest accrued and unpaid on this Note, to be due and payable immediately, and the same shall become immediately due and payable. If an Event of Default with respect to Maker specified in (v) or (vi) above occurs, the principal amount, together with interest accrued and unpaid on this Note, shall become immediately due and payable without any declaration or other act on the part of Payee.

               8.   CONVERSION OF THE NOTE; CALL OPTION.
                    -----------------------------------
                    a.   CONVERSION RIGHT.  Payee shall have the right (the
                         ----------------
     "CONVERSION RIGHT"), at any time on or prior to the Maturity Date (or
      ----------------
     within five (5) Business Days thereafter in the case of an acceleration), at its option, to convert, subject to the provisions of this Section 8, the principal of this Note (or any portion of the
          ---------
     principal of this Note that is an integral multiple of $1 million) into fully paid and nonassessable shares of Common Stock of Maker equal to 15% of the Fully Diluted Outstanding Common Stock of Maker (or 1% for each $1 million integral multiple of the principal of this Note which is converted), in each case rounded up to the nearest whole share, which number of shares shall be determined and fixed on the Conversion Date.

                    b.   MANNER OF EXERCISE.  Payee may exercise the
                         ------------------
     Conversion Right, on any Business Day until 5:00 p.m., Dallas, Texas time, on or prior to the Maturity Date (or within five (5) Business Days thereafter in the case of an acceleration), for all or part of the number of shares of Common Stock convertible hereunder. In order to exercise the Conversion Right, Payee shall deliver to Maker at its notice office, as designated in Section 19.d. written notice of
                                     -------------
     Payee's election to exercise the Conversion Right together with the surrender of this Note. Such notice shall be substantially in the form of Exhibit A, duly executed by Payee or its agent or attorney (a
             ---------
     "CONVERSION NOTICE").  Upon receipt thereof, Maker shall, as promptly
      -----------------
     as practicable, and in any event within three (3) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Payee a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, as hereinafter provided and, if the Conversion Right was exercised in part, a new Note identical as to terms and conditions and date to this Note, except as to reflect the new reduced principal amount and the percent of Fully Diluted Outstanding Common Stock for which such principal amount may be exercised (i.e., 1% for each $1 million in principal amount). The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Payee shall request in the Conversion Notice and shall be registered in the name of Payee or, subject to Section 15,
                                                             ----------
     such other name as shall be designated in the Conversion Notice. Subject to Section 15, this Note (or such portion thereof for which
                ----------
     the Conversion Right was exercised) shall be deemed to have been converted and such certificate or certificates shall be deemed to have been issued, and Payee or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Conversion Notice and this Note is received by Maker as described above and all taxes required to be paid by Payee, if any, pursuant to Section 8.c. prior to the issuance of such shares have
                 ------------
     been paid.

                    c.   TAXES.  All shares of Common Stock issuable upon
                         -----
     the exercise of the Conversion Right shall be validly issued, fully paid and nonassessable and without any preemptive rights. Maker shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to the issue or delivery of the shares, unless such tax or charge is imposed by law upon Payee, in which case such taxes or charges shall be paid by Payee.

                    d.   FRACTIONAL SHARES.  Maker shall not be required to
                         -----------------
     issue a fractional share of Common Stock upon exercise of the Conversion Right. As to any fraction of a share which Payee, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, Maker shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

                    e.   CALL OPTION.  Maker shall have the option (the
                         -----------
     "CALL OPTION"), exercisable at any time on or prior to the Maturity
      -----------
     Date, to call this Note for redemption by delivery of five (5) Business Days' (the "CALL PERIOD") written notice to Payee (the "CALL
                          -----------                                 ----
     NOTICE") at its notice office, as designated in Section 19.d.  Upon
     ------                                          ------------
     receipt of the Call Notice, Payee shall as promptly as possible deliver this Note to Maker for payment in full of all principal of and interest accrued on this Note to the date of payment. Notwithstanding the foregoing, Payee shall have the option, exercisable on or before 5:00 p.m. of the last day of the Call Period, to elect to exercise the Conversion Right, in whole or in part, in accordance with the provisions of Section 8.b. In the event that Payee does not elect to
                   ------------
     exercise the Conversion Right, payment in full of the principal of and interest accrued on this Note shall be made by Maker within three (3) Business Days' of receipt of this Note (with interest paid to the date of payment of this Note in full). In the event that Payee elects to exercise the Conversion Right, in whole or in part, Maker shall, within three (3) Business Days, execute or cause to be executed and deliver or cause to be delivered to Payee a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, all in the manner and pursuant to the terms set forth in Section 8.b., and
                                                          ------------
     if Payee elects to exercise the Conversion Right only in part, payment in full of all principal in respect of which the Conversion Right is not exercised and all interest accrued on this Note (with interest accrued to the date of such payment). In the event that Payee shall not timely deliver written notice to Maker of its election to exercise the Conversion Right, Payee shall be deemed to have elected not to exercise such right.

               9.   TRANSFER, DIVISION AND COMBINATION.
                    ----------------------------------
                    a.   TRANSFER.  Subject to compliance with Section 15,
                         --------                              ----------
      transfer of this Note and all rights hereunder, in whole or in part, shall be registered on the books of Maker to be maintained for such purpose, upon surrender of this Note at the principal office of Maker referred to in Section 19.d. or the office or agency designated by
                    -------------
     Maker pursuant to Section 19.c., together with a written assignment of
                       -------------
     this Note substantially in the form of Exhibit B hereto duly executed
                                            ---------
     by Payee or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, Maker shall, subject to
     Section 15, execute and deliver a new Note or Notes in the name of the
     ----------
     assignee or assignees and in the denominations specified in such instrument or assignment, and shall issue to the assignor a new Note evidencing the portion of this Note not so assigned, and this Note shall promptly be cancelled. A Conversion Right in a new Note that is properly assigned in compliance with Section 15, may be exercised by a
                                          ----------
     new Payee for the purchase of shares of Common Stock without having the new Note issued.

                    b.   DIVISION AND COMBINATION.  Subject to Section 15,
                         ------------------------              ----------
      this Note may be divided or combined with other Notes upon presentation hereof at the aforesaid office or agency of Maker, together with a written notice specifying the names and denominations in which new News are to be issued, signed by Payee or its agent or attorney. Subject to compliance with Section 9.a. and with Section
                                           ------------          -------
     15, as to any transfer which may be involved in such division or
     --
     combination, Maker shall execute and deliver a new Note or Notes in exchange for the Note or Notes to be divided or combined in accordance with such notice.

                    c.   EXPENSES.  Maker shall prepare, issue and deliver
                         --------
     at its own expense (other than transfer taxes required to be paid by Payee under Section 8.c., if any) the new Note or Notes under this
                 ------------
     Section 9.
     ---------

                    d.   MAINTENANCE OF BOOKS.  Maker agrees to maintain,
                         --------------------
     at its aforesaid office or agency, books for the registration and the registration or transfer of the Notes.

               10.  CERTAIN CORPORATE EVENTS.
                    ------------------------
                    a.   REORGANIZATION, RECLASSIFICATION, MERGER,
                         -----------------------------------------
     CONSOLIDATION OR DISPOSITION OF ASSETS.  In case Maker shall
     --------------------------------------
     reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where Maker is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of Maker), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of Common Stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be
                                          --------------
     received by or distributed to the holders of Common Stock of Maker, then Payee shall have the right thereafter to receive, upon exercise of this Note, the number of shares of Common Stock of the successor or acquiring corporation or of Maker, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Note is exercisable immediately prior to such event, it being agreed that if such event occurs before the Payee has exercised the Conversion Right, this Note shall be treated as being exercisable as of the date immediately prior to such event as if such date where the Conversion Date. In case of any such reorganization, reclassification, merger, consolidation, or disposition of assets, the successor or acquiring corporation (if other than Maker) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Note to be performed and observed by Maker and all the obligations and liabilities hereunder. For purposes of this Section 10, "common stock of the successor or
                          ----------
     acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 10 shall
                                              ----------
     similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

               11.  NOTICES TO PAYEE.
                    ----------------
                    a.   NOTICE OF ADJUSTMENTS.  Whenever an event
                         ---------------------
     specified in Section 10 shall occur, Maker shall forthwith prepare a
                  ----------
     certificate to be executed by the chief financial officer of Maker describing, in reasonable detail, the event requiring the giving of such notice and describing the number and kind of any other shares of stock or Other Property for which this Note is exercisable. Maker shall promptly cause a signed copy of such certificate to be delivered to Payee in accordance with Section 19.d. Maker shall keep at its
                                 -------------
     principal office referred to in Section 19.d. or the office or agency
                                     -------------
     designated pursuant to Section 19.d. copies of all such certificates
                            -------------
     and cause the same to be available for inspection at said office during normal business hours by any Payee or any prospective purchaser of a Note designated by a Payee thereof.

                    b.   NOTICE OF CORPORATE ACTION.  If at any time;
                         --------------------------
                         (i) Maker shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of Maker) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                        (ii) there shall be any capital reorganization of Maker, any reclassification or recapitalization of the capital stock of Maker or any consolidation or merger of Maker with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Maker to, another corporation, or

                       (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Maker;

     then, in any one or more of such cases, Maker shall give to Payee at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up.

     Such notice in accordance with the foregoing clause also shall specify
     (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Payee at the last address of Payee appearing on the books of Maker and delivered in accordance with Section 19.d.
                                                     -------------
               12.  NO IMPAIRMENT.
                    -------------
               Maker shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Payee against impairment. Without limiting the generality of the foregoing, Maker will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of the Conversion Right above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that Maker may validly and legally issue fully paid and nonassessable shares of Common Stock upon exercise of the Conversion Right, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable maker to perform its obligations under this Note.

               Upon the request of Payee, Maker at any time during the period this Note is outstanding shall acknowledge in writing, in form satisfactory to Payee, the continuing validity of this Note and the obligations of Maker hereunder.

               13.  RESERVATION AND AUTHORIZATION OF COMMON STOCK.
                    ---------------------------------------------
               Maker shall at all times reserve and keep available for issue upon the exercise of the Conversion Right such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Conversion Right. All shares of Common Stock which shall be so issuable, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

               14.  TAKING OF RECORD; STOCK AND NOTE TRANSFER BOOKS.
                    -----------------------------------------------
               In the case of all dividends or other distributions by Maker to the holders of its Common Stock with respect to which any provision of Section 15 refers to the taking of a record of such holders, Maker
        ----------
     will not at any time, except upon dissolution, liquidation or winding up of Maker, close its stock transfer books or Note transfer books so as to result in preventing or delaying the exercise of any Conversion Right or transfer of any Note.

               15.  RESTRICTIONS ON TRANSFERABILITY.  The Notes shall only
                    -------------------------------
     be transferred, hypothecated or assigned to the same extent the Conversion Stock may be transferred, hypothecated or assigned under the Stockholders Agreement. Any purported transfer in violation of this Section 15 shall be void ab initio and of no force or effect.
          ----------               -- ------
     Payee, by acceptance of this Note, agrees to be bound by the provisions of this Section 15.
                        ----------

               16.  LOSS OR MUTILATION.
                    ------------------
               Upon receipt by Maker from Payee of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, Maker will execute and deliver in lieu hereof a new Note of like tenor to Payee; provided, in the case of mutilation,
                                      --------
     no indemnity shall be required if this Note in identifiable form is surrendered to Maker for cancellation.

               17.  LIMITATION OF LIABILITY.
                    ------------------------
               No provision hereof, in the absence of affirmative action by Payee to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Maker hereof, shall give rise to any liability of Payee for the purchase price of any Common Stock or as a stockholder of Maker, whether such liability is asserted by Maker or by creditors of Maker.

               18.  APPRAISAL.
                    ---------
               The determination of the Appraised Value per share of Common Stock shall be made by an independent investment banking firm of nationally recognized standing selected by Maker and reasonably acceptable to Payee or the holders of the Conversion Stock representing a majority of the Conversion Stock issued or issuable upon exercise of the Conversion Stock. Maker shall retain, at its sole cost, such investment banking firm as may be necessary for the determination of the Appraised Value required by the terms of this Note.

               19.  MISCELLANEOUS.
                    -------------
                    a.   GOVERNING LAW.  This Note, including, without
                         -------------
     limitation, the interpretation, construction, validity and enforceability hereof, shall be governed by the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                    b.   NO USURY INTENDED/SPREADING.  All agreements
                         ---------------------------
     between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged, received, paid or agreed to be paid to the holder hereof for the use, forbearance, or detention of the funds evidenced hereby or otherwise, or for the performance or payment of any covenant or obligation contained in any instrument securing the payment hereof, if any, exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period of the loan evidenced hereby until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned and the holder hereof.

                    c.   OFFICE OF MAKER.  As long as this Note remains
                         ---------------
     outstanding, Maker shall maintain an office or agency (which may be the principal executive offices of Maker) where the Note may be presented for exercise of the Conversion Right, registration of transfer, division or combination as provided in this Note.

                    d.   NOTICES.  All notices and communications under
                         -------
     this Note shall be in writing and shall be (i) delivered in person,
     (ii) sent by telecopy or telegraph, or (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or
     (iv) delivered by a nationally recognized overnight express carrier, addressed in each case as set forth below or to such other address or telecopy number, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 19.d. shall be
                                                -------------
     deemed received (i) if personally delivered, on receipt, (ii) if sent by telecopy or telegraph, on the day sent if a Business Day, or if such day is not a Business Day, then on the next Business Day,
     (iii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) if sent by registered or certified mail, on the fifth Business Day following the day sent.

                    If to Maker:

                    FM Acquisition Corp.

                    --------------------

                    --------------------
                    Attention:
                              ----------
                    Telecopy No.:
                                 -------

                    If to Payee:

                    FoxMeyer Corporation

                    --------------------

                    --------------------
                    Attention:
                              ----------
                    Telecopy No.:
                                 -------

                    e.   SUCCESSORS AND ASSIGNS.  Subject to the provisions
                         ----------------------
     of Sections 6, 9 and 15 this Note and the rights evidenced hereby
        --------------------
     shall inure to the benefit of and be binding upon the successors of Maker and Payee. The provisions of this Note are intended to be for the benefit of Payee and any other holder from time to time and shall be enforceable by any such Payee or holder.

                    f.   SEVERABILITY.  Wherever possible, each provision
                         ------------
     of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                    g.   HEADINGS.  The headings used in this Note are for
                         --------
     convenience of reference only and shall not, for any purpose, be deemed a part of this Note.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, Maker has executed this Note to be effective for all purposes as of the date set forth hereinabove.

                                        MAKER:

                                        FM Acquisition Corp., a Delaware
                                        corporation



                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                    EXHIBIT A
                                    ---------
                                SUBSCRIPTION FORM

             [To be executed only upon exercise of Conversion Right]

          The undersigned registered owner of this Note irrevocably exercises the Conversion Right therein for the purchase of _____ Shares of Common Stock of FM Acquisition Corp. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Note and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to
                          whose address is                                .
     --------------------                  -------------------------------


                              ---------------------------------------------
                              (Name of Registered Owner)


                              ---------------------------------------------
                              (Signature of Registered Owner)


                              ---------------------------------------------
                              (Street Address)


                              ---------------------------------------------
                              (City)    (State)   (Zip Code)

     NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B
                                    ---------
                                 ASSIGNMENT FORM

          FOR VALUE RECEIVED the undersigned registered owner of this Note hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Note, with respect to the number of shares (or, if the date hereof is prior to the Conversion Date, the percentage of the Fully-Diluted Outstanding Common Stock) of Common Stock set forth below:

                                              No. of Shares
                                             (or percentage)
         Name and Address of Assignee        of Common Stock
         ----------------------------        ---------------





     and does hereby irrevocably constitute and appoint
     _____________________ attorney-in-fact to register such transfer on the books of FM Acquisition Corp. maintained for the purpose, with full power of substitution in the premises.

     Dated:                   Print Name:
           --------------                ----------------------------------
                              Signature:
                                        -----------------------------------
                              Witness:
                                      -------------------------------------

     NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.



     DAFS02...:\58\46058\0001\2474\NTS8166N.11D

                                    EXHIBIT B
                                    ---------



                             STOCKHOLDERS' AGREEMENT
                             -----------------------

               STOCKHOLDERS' AGREEMENT, dated as of         , 1996 (this
                                                    --------
     "Agreement"), by and among FM Acquisition Corp., a Delaware
      ---------
     corporation (the "Company"), FoxMeyer Corporation, a Delaware corporation ("Fox Corp"), the individuals, corporations or other entities set forth on Annex A hereto and such other persons who may become party to this Agreement pursuant to the terms hereof.

                              W I T N E S S E T H:
                              --------------------

               WHEREAS, the Company is authorized to issue 1,000 shares of common stock, $0.01 par value ("Common Stock");

               WHEREAS, each of the individuals, corporations and other entities listed on Annex A hereto has acquired the number of shares of Common Stock set forth opposite his, her or its name on such Annex A, which constitute all of the issued and outstanding shares of Common Stock as of the date hereof;

               WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of August 19, 1996, by and between Fox Corp and the Company (the "Purchase Agreement"), and in accordance with and subject to the terms thereof, simultaneous with the execution and delivery of this Agreement, the Company is issuing to Fox Corp a Subordinated Convertible Note in the principal amount of $15,000,000 (the "Note"), convertible into shares of Common Stock, as adjusted from time to time;

               WHEREAS, it is a condition precedent to the Company's and Fox Corp's respective obligations to consummate the transactions contemplated by the Purchase Agreement that the parties hereto shall have entered into this Agreement; and

               WHEREAS, the parties hereto desire to enter into certain agreements for the purpose of regulating certain aspects of their relationships with regard to each other as stockholders of the Company.

               NOW, THEREFORE, in consideration of the agreements and mutual covenants contained herein, the parties hereto agree as follows:

               SECTION 1.  Definitions.  In addition to the terms defined
                           -----------
     elsewhere herein, when used herein the following terms shall have the meanings indicated:

               (a)  Affiliate shall mean, with respect to any Stockholder,
                    ---------
     (i) any Person, who directly or indirectly, is in control of, is controlled by or is under common control with, the Stockholder, and
     (ii) any natural person who is a director or officer of the Stockholder or of any Person described in clause (i) above.

               (b)  Board shall mean the Board of Directors of the Company.
                    -----
               (c)  Debt shall have the meaning ascribed to such term in
                    ----
     the Purchase Agreement.

               (d)  New Stockholders shall mean the Stockholders listed on
                    ----------------
     Annex A hereto, any Permitted Transferee of any such Stockholder and each subsequent Permitted Transferee thereof.

               (e)  1933 Act shall mean the Securities Act of 1933, as
                    --------
     amended.

               (f)  1934 Act shall mean the Securities Exchange Act of
                    --------
     1934, as amended.

               (g)  Permitted Transferees shall mean (i) in the case of a
                    ---------------------
     natural person, such person's estate or legal representative, such person's spouse and/or children, or trusts created solely for the benefit of such person and/or such person's spouse and/or children, and (ii) in the case of any other Person, any Affiliate of such Person; provided that any Transfer to any such Person was not
             --------
     consummated in contemplation of a transaction intended to circumvent the restrictions on Transfer of shares of Common Stock set forth in this Agreement. After a Permitted Transferee becomes a party to this Agreement pursuant to Section 2(b) hereof, each reference herein to a party hereto shall be deemed to include such Permitted Transferee of such party.


               (h)  Person shall mean a natural person, corporation,
                    ------
     limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or a government or agency or political subdivision thereof.

               (i)  Stockholders shall mean, collectively, Fox Corp, the
                    ------------
     Stockholders listed on Annex A hereto and any other Persons who become parties hereto pursuant to Section 11 hereof.

               (j)  Subsidiary shall mean with respect to any Person, any
                    ----------
     corporation or other business entity of which an aggregate of 50% or more of the outstanding stock is, at the time, directly or indirectly owned by such Person.

               (k)  Transfer shall mean any direct or indirect transfer,
                    --------
     sale, assignment, pledge, encumbrance, hypothecation or other disposition, whether with or without consideration and whether voluntarily or involuntarily or by operation of law.

               SECTION 2.  Restrictions on Transfer and Sale.
                           ---------------------------------

               (a)  Transfer Restricted.  No Stockholder may transfer any
                    -------------------
     interest in any of the shares of Common Stock held by him, her or it except in accordance with Section 2(b) hereof. No Transfer of shares of Common Stock in violation of this Agreement shall be made or recorded on the books of the Company and any such attempted Transfer shall be void and of no force or effect.

               (b)  Permitted Transfers.  The parties hereto acknowledge
                    -------------------
     and agree that any of the following Transfers of shares of Common Stock are deemed to be in compliance with this Agreement:

               (i) a Transfer by any Stockholder in compliance with Sections 3 and 4 hereof; and

              (ii) a Transfer by any Stockholder to a Permitted Transferee of such Stockholder;

     provided, however, that, except for Transfers to Stockholders in
     --------  -------
     accordance with this Agreement, no Transfer pursuant to this Section 2(b) shall be permitted (and any such Transfer shall be void and of no effect) unless and until each transferee delivers to the Company an executed copy of this Agreement, which signature page shall specify that such Person is bound by and takes such shares of Common Stock subject to all the terms of this Agreement.

               (c) Notwithstanding anything to the contrary contained herein, no Transfer to any transferee or by any Stockholder shall be made if, as a result thereof, the Company would be required to register any shares of Common Stock under the 1933 Act, the 1934 Act or any applicable securities laws of any jurisdiction.

               SECTION 3.  Rights of First Offer.
                           ---------------------

               (a)  General.  No Stockholder may Transfer any of its
                    -------
     interest in any shares of Common Stock other than to a Permitted Transferee without first offering to sell such shares of Common Stock pursuant to the provisions of this Section 3.

               (b)  If a Stockholder (each, a "Seller") desires to Transfer
                                               ------
     any or all of the shares of Common Stock then owned by such Seller (the "Offered Shares"), other than to a Permitted Transferee, such
           --------------
     Seller shall deliver a written notice (the "Sale Notice") to the
                                                 -----------
     Company and the other Stockholders who then own shares of Common Stock. The Sale Notice shall describe in reasonable detail the number of shares being offered, the purchase price requested and all other material terms and conditions of the proposed Transfer. First the Company may elect to purchase and/or designate another Person or Persons (none of whom is a Stockholder) to purchase (jointly with the Company or individually) all (but not less than all) of the Offered Shares at the price and on the terms specified in the Sale Notice by delivering written notice of such election to the Seller and the other Stockholders within ten (10) days after the delivery of the Sale Notice.

               (c) If the Company has not elected to purchase and/or designate another Person or Persons to purchase all of the Offered Shares within such ten (10) day period, each of the other Stockholders who then hold shares of Common Stock (each, an "Offeree Stockholder"
                                                     -------------------
     for purposes of this Section 3) shall have the right and option, but not the obligation, to purchase up to such Offeree Stockholder's "Proportionate Share" (as hereinafter defined) of the Offered Shares, at the price and upon the terms and conditions set forth in the Sale Notice. The option provided for herein shall be exercisable by the Offeree Stockholders by giving written notice to the Seller and each other Offeree Stockholder within thirty (30) days after receipt of the Sale Notice. Any Offeree Stockholder shall also indicate in such notice whether such Stockholder desires, in the event that any other Offeree Stockholder elects not to purchase his or its full Proportionate Share of the Offered Shares, to purchase any additional shares in excess of such Offeree Stockholder's Proportionate Share ("Excess Shares"), specifying the number of such additional shares that it desires to purchase (not to exceed the total number of Offered Shares). In the event that any Offeree Stockholder does not elect to purchase its or his full Proportionate Share of the Offered Shares, then the participations of each Offeree Stockholder that has indicated in its written notice that he or it desires to purchase Excess

     Shares shall automatically be deemed to be accepted by each such Offeree Stockholder in an amount not greater than their respective number of Excess Shares, such acceptance to be allocated among such Stockholders in proportion to their respective Proportionate Shares and, if the number of shares of Common Stock allocable to any such Offeree Stockholder exceeds its Excess Amount, such excess shall be allocated among the remaining Offeree Stockholders electing to purchase an Excess Amount in proportion to their respective Proportionate Shares, and such procedure shall be repeated until the entire number of Excess Shares of each Offeree Stockholder electing to purchase Excess Shares has been satisfied or all shares have been allocated.

               (d) If the Offeree Stockholders decline to purchase all of the Offered Shares subject to the options described in this Section 3 within the option period described herein, the Seller shall have the right for a period of sixty (60) days following the expiration of such option period to Transfer any or all of the Offered Shares, free and clear of the restrictions or limitations of this Agreement, in a bona fide transaction or transactions; provided, however, that such
                                       --------  -------
     Transfer may be only pursuant to terms and conditions not more beneficial to the third party than those contained in the Sale Notice; and provided further, that the transferee shall agree in writing to be
         -------- -------
     bound by all of the terms and conditions of this Agreement as though the transferee had been an original signatory hereto. If any Offered Shares are not sold pursuant to the provisions of this Section 3 prior to the expiration of the sixty (60) day period specified in the immediately preceding sentence, such Offered Shares shall become subject once again to the provisions and restrictions hereof.

               (e)  As used herein, the term "Proportionate Share" of an
                                              -------------------
     Offeree Stockholder entitled to exercise an option to purchase Offered Shares pursuant to this Section 3 shall mean the number of shares constituting Offered Shares multiplied by a fraction, the numerator of which shall be the aggregate number of shares of Common Stock then owned by such Offeree Stockholder and the denominator of which shall be the aggregate number of shares of Common Stock then owned by all of the Offeree Stockholders.

               (f) Any purchase of Offered Shares pursuant to this Section 3 shall be closed at the Company's executive offices on a date specified by the purchaser(s) upon at least ten (10) business days' notice that is within sixty (60) days after the date of the expiration of the option to purchase the Offered Shares under this Section 3. At the closing, which shall occur on the same date with respect to all Offered Shares, the purchaser or purchasers will pay the Seller the purchase price for the Offered Shares set forth in the Sale Notice in cash, and the Seller shall deliver the certificate or certificates evidencing such shares, together with a stock transfer form duly executed in favor of the purchaser or purchasers or their nominee(s), provided that such
                                                  --------
     nominee is a Permitted Transferee of such purchaser.

               SECTION 4.  Rights of Inclusion (Tag-Along Rights).
                           --------------------------------------
               (a) No Stockholder or group of Stockholders (each a "Selling Stockholder" and, collectively, the "Selling Stockholders")
      -------------------                          --------------------
      shall, individually or collectively, in any one transaction or any series of related transactions, directly or indirectly sell or otherwise dispose of to a third Person any or all of such Selling Stockholder(s)' shares of Common Stock unless (i) the Company and the other Stockholders have not exercised their rights of first offer with respect to such shares under Section 3 hereof and (ii) in the case of a Transfer of a number of shares of Common Stock which would account for 10% or more of the aggregate outstanding shares of Common Stock, the terms and conditions of such sale or other disposition to such third party shall include an offer to each of the other Stockholders who then own shares of Common Stock (each in the circumstances of this
     Section 4(a), an "Offeree") to include, at the option of each Offeree,
                       -------
     in the sale or other disposition to the third party, a number of shares of Common Stock owned by each such Offeree, determined in accordance with Section 4(b) hereof. If any Selling Stockholder or group of Selling Stockholders receives and intends to accept a bona fide offer from a third party to purchase or otherwise acquire a number of shares of Common Stock which would account for 10% or more of the aggregate outstanding shares of Common Stock, such Selling Stockholders shall then cause the third party's offer to be reduced to writing (which writing shall include an offer to purchase or otherwise acquire shares of Common Stock from each Offeree according to the terms and conditions of this Section) and shall send written notice of the third party's offer (the "Notice") to each Offeree, which notice
                                   ------
     may be the same notice and given at the same time as the Sale Notice under Section 3. The Notice shall be accompanied by a true and correct copy of the third party's offer. At any time within 30 days after receipt of the Notice, each Offeree may accept the offer included in the Notice (an "Accepting Offeree") for up to such number
                                 -----------------
     of shares of Common Stock as is determined in accordance with the provisions of Section 4(b) by furnishing written notice of such acceptance to the Selling Stockholders and delivering to the Selling Stockholders the certificate or certificates representing the shares of Common Stock to be sold or otherwise disposed of pursuant to such offer by such Offerees, together with a limited power-of-attorney authorizing the Selling Stockholders to sell or otherwise dispose of such shares pursuant to the terms of such third party's offer.

               (b) Each Offeree shall have the right, pursuant to Section 4(a) hereof, to sell pursuant to the third party's offer a number of shares of Common Stock (rounded down to the nearest whole number of shares) equal to the product of (A) the total number of shares of Common Stock to be acquired by the third party, and (B) a fraction, the numerator of which shall be the aggregate number of shares of Common Stock then owned by such Offeree and the denominator of which shall be the aggregate number of shares of Common Stock then owned by the Selling Stockholders and all of the Offerees that are entitled to exercise such option. The Selling Stockholders shall reduce the number of shares of Common Stock they are to sell accordingly to allow for the shares of Common Stock of the Accepting Offerees to be sold.

               (c) The purchase from each Accepting Offeree pursuant to this Section shall be on the same terms and conditions, including the per share price and the date of sale or other disposition, as are received by the Selling Stockholders and stated in the Notice provided to the Offerees by the Selling Stockholders.

               (d) Simultaneously with the consummation of the sale or other disposition of the shares of Common Stock of the Selling Stockholders and the Accepting Offerees to the third party pursuant to the third party's offer, the Selling Stockholders shall notify the Accepting Offerees thereof, shall cause the third party purchaser to remit to each Accepting Offeree the total sale price of the shares of such Accepting Offeree sold or otherwise disposed of pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition (which shall be on the same date with respect to all shares of Common Stock sold in such transaction) and the terms thereof as may be reasonably requested by the Accepting Offeree. The Selling Stockholders may deduct from the sale price payable to each Accepting Offeree pursuant to this Section 4 such Accepting Offeree's pro rata portion of the reasonable out-of-pocket fees and expenses payable by the Selling Stockholders in respect of the completion of such sale, including, without limitation, brokers', legal and accounting fees and expenses.

               (e) If within thirty (30) days after the receipt of the Notice, any Offeree has not accepted the offer contained in the Notice, such Offeree will be deemed to have waived any and all rights with respect to the sale or other disposition of shares of Common Stock described in the Notice and the Selling Stockholders shall have thirty (30) days in which to sell or otherwise dispose of not more than the amount of shares of Common Stock described in the Notice, on terms not more favorable to the Selling Stockholders than were set forth in the Notice. If, at the end of sixty (60) days following the receipt of the Notice, the Selling Stockholders have not completed the sale or other disposition of shares of Common Stock of the Selling Stockholders and any Accepting Offeree in accordance with the terms of the third party's offer, the Selling Stockholders shall return to each Accepting Offeree all certificates representing the shares of Common Stock which such Accepting Offeree delivered for sale or other disposition pursuant to this Section 4, and all the restrictions on sale or other disposition contained in this Agreement with respect to shares of Common Stock owned by the Selling Stockholders shall again be in effect.

               SECTION 5.  Registration Right.
                           ------------------
               (a) If the Company shall determine to effect any registration of its securities under the 1933 Act pursuant to a registration statement on Form S-1 (or its equivalent if such form is not in effect or on an alternative form if such form is then authorized for the sale to the public of the Company's securities), the Company will, at its expense (which shall include, without limitation, all registration and filing fees, printing and mailing expenses, fees and disbursements of counsel and independent accountants for the Company, fees and expenses incident to compliance with state securities laws, fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but shall not include underwriting discounts and commissions and transfer taxes, if any, properly allocable to securities included in such registrations statements by any person other than the Company), promptly give written notice of such registration to each Stockholder and include in such registration those shares of Common Stock held by each Stockholder as shall be specified in a written request received by the Company from Fox Corp within 30 days after the date upon which the Company gave the aforementioned notice.

               (b) If the Company effects a registration of Common Stock pursuant to an underwritten public offering and if a Stockholder elects to include his, her or its shares of Common Stock in such offering in accordance with Section 5(a) (an

     "Electing Stockholder"), and if any lead underwriter reasonably determines that the number of shares to be included in such registration exceeds the number of shares that can be sold in such offering without materially and adversely affecting such offering, then the number of shares of Common Stock held by any Electing Stockholder to be included in such offering shall be allocated among the Electing Stockholders pro rata on the basis of the relative number of shares of Common Stock held by each such Electing Stockholder.

               (c) In the event of the filing of any registration statement under the 1933 Act with respect to shares of Common Stock, the Company will indemnify and hold each Electing Stockholder participating in such registration and the directors, officers and controlling persons (within the meaning of the 1933 Act ("Controlling Persons")) of each such Electing Stockholder (each, a "Stockholder Indemnitee") harmless from and against any losses, claims, damages or liabilities, joint or several, to which each such Stockholder Indemnitee may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which shares of Common Stock held by an Electing Stockholder were registered under the 1933 Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the failure by the Company to file any amendment or supplement thereto that was required to be filed under the 1933 Act, and will reimburse each such Stockholder Indemnitee for any legal or any other expenses reasonably incurred by such Stockholder Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will
                                  --------  -------
     not be liable to any Stockholder Indemnitee in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made (i) in such registration statement, preliminary prospectus, final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Stockholder Indemnitee specifically for use in the preparation thereof or (ii) in any preliminary prospectus or any final prospectus later amended or supplemented if (A) such Stockholder Indemnitee failed to deliver a copy of the final prospectus or the final prospectus as then amended or supplemented, as the case may be, to the Person asserting such loss, claim, damage or liability at or prior to the written confirmation of such sale, (B) such delivery was required by the 1933 Act and (C) the untrue statement or alleged untrue statement or omission or alleged omission in such preliminary prospectus or final prospectus was corrected in the final prospectus or the final prospectus as then amended or supplemented, respectively. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Stockholder Indemnitee and shall survive the transfer of such shares of Common Stock.

               Each Stockholder agrees that if such Stockholder requests the inclusion of shares of Common Stock in a registration, such Stockholder will execute, and the Company's obligation to take any action pursuant to Section 5(a) hereof is specifically conditioned on the Company's receipt of, an undertaking satisfactory to the Company to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 5(c)) the Company, all other Stockholders and any underwriter of such offering, and their respective directors, officers, general and limited partners and Controlling Persons (each, an "Indemnitee"), with respect to any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under the 1933 Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Stockholder specifically for use in the preparation of such registration statement, preliminary prospectus or final prospectus or amendment or supplement; provided, however, that such Stockholder will
                              --------  -------
     not be liable in any such case to any Indemnitee to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or any final prospectus later amended or supplemented if (i) such Indemnitee failed to deliver a copy of the final prospectus or the final prospectus as then amended or supplemented, as the case may be, to the Person asserting such loss, claim, damage or liability at or prior to the written confirmation of such sale, (ii) such delivery was required by the 1933 Act and (iii) the untrue statement or alleged untrue statement or omission or alleged omission in such preliminary prospectus or final prospectus was corrected in the final prospectus or the final prospectus as then amended or supplemented, respectively. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Indemnitee and shall survive the transfer of such shares of Common Stock.


               SECTION 6.  Share Certificates.
                           ------------------

               (a) Each certificate representing the shares of Common Stock now or hereafter held by a Stockholder shall be stamped with a legend in substantially the following form:

               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT DATED _______, 1996, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED TO ANY PROSPECTIVE PURCHASERS ON REQUEST. SUCH STOCKHOLDERS' AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

               Each Stockholder agrees that he will deliver all certificates for shares of Common Stock owned by him to the Company for the purpose of affixing such legend thereto.

               SECTION 7.  After-Acquired Shares.  All of the provisions of
                           ---------------------
     this Agreement shall apply to all of the shares of Common Stock now owned or hereafter issued or transferred to a Stockholder or to his or its Permitted Transferees in consequence of any additional issuance, purchase, exchange, exercise of conversion rights or reclassification of shares of Common Stock, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or share split, or share dividend, or capitalization issue, or which are acquired by a Stockholder in any other manner.

               SECTION 8.  Severability; Governing Law.  If any provision
                           ---------------------------
     of this Agreement shall be determined to be illegal or unenforceable by any court of law of competent jurisdiction, the remaining provisions shall be severable and enforceable in accordance with their terms. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretations of this Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to any conflict of laws principles thereof.

               SECTION 9.  Benefits of Agreement.  Neither this Agreement
                           ---------------------
     nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (whether by operation of law or otherwise) by any Stockholder except as expressly permitted herein; any attempted assignment contrary to the provisions of this Agreement shall be null and void. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any other Person who is not, or who does not become, a party to this Agreement.

               SECTION 10.  Notices.  All notices and communications to be
                            -------
     given or otherwise to be made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person, telecopied or mailed, first class registered or certified mail or by a recognized national or international courier service, postage or charges prepaid, return receipt requested, addressed to:

               (a)  If to Fox Corp

                    FoxMeyer Corporation
                    [Address after closing]
                    Telephone:
                    Facsimile:
                    Attention: Abbey J. Butler
                               Melvyn J. Estrin

                    With a copy to:

                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, New York  10153
                    Telephone: (212) 310-8000
                    Facsimile: (212) 310-8007
                    Attention: Stephen E. Jacobs, Esq.

               (b) If to any other Stockholder to the address set forth opposite such Stockholder's name on Annex A hereto.

                    With a copy to:

                    Morgan, Lewis & Bockius LLP
                    101 Park Avenue
                    New York, New York  10178
                    Telephone: (212) 309-6000
                    Facsimile: (212) 309-6273
                    Attention: Samuel B. Fortenbaugh III, Esq.

               SECTION 11.  Modification.  Except as otherwise provided
                            ------------
     herein, neither this Agreement nor any provision hereof may be amended, modified, changed, discharged or terminated without the written consent of all stockholders, in which event such amendment or modification shall be binding upon all Stockholders in accordance with its terms; provided, however, that this Agreement shall be deemed to
                --------  -------
     be modified to add as signatories to this Agreement, Persons who may acquire shares of Common Stock from the Company or other Stockholders in accordance with the terms hereof. This Agreement shall automatically terminate upon ten years from the date of this Agreement.

               SECTION 12.  Captions and References to Sections.  The
                            -----------------------------------
     captions herein are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof. Sections mentioned by number only are the respective sections of this Agreement.

               SECTION 13.  Availability of Equitable Remedies.  Each
                            ----------------------------------
     Stockholder acknowledges that a breach of the provisions of this Agreement could not adequately be compensated by money damages. Accordingly, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

               SECTION 14.  Entire Agreement.  This Agreement sets forth
                            ----------------
     the entire understanding of the parties with respect to the subject matter hereof.

               SECTION 15.  Waiver.  Any waiver by any party of a breach of
                            ------
     any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be evidenced by a writing signed by the party against whom the waiver is sought to be enforced.

               SECTION 16.  Pronouns.  Any masculine personal pronoun shall
                            --------
     be considered to mean the corresponding feminine or neuter personal pronoun, and vice versa, as the context requires.
                  ---- -----
               SECTION 17.  Counterparts.  This Agreement may be executed
                            ------------
     in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

                         [THE REMAINDER OF THIS PAGE IS
                            INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed on the date first above written.


                                   FOXMEYER HEALTH CORPORATION



                                   By:
                                      -------------------------------------
                                   Name:
                                   Title:


                                   FM ACQUISITION CORP.


                                   By:___________________________
                                   Name:
                                   Title:


                                   ______________________________
                                        William F. Taggert


                                        [Other Stockholders]

                                                                    ANNEX A
                                                                    -------





     Name and Address                          Number of Shares
     of Stockholder                             of Common Stock
     --------------                             ---------------
     William F. Taggert                               40
     c/o York Management Services, Inc.
     37 Northfield Avenue
     Edison, NJ  08818-6388

     Gary A. Nacht                                    20
     c/o York Management Services, Inc.
     37 Northfield Avenue
     Edison, NJ  08818-6388

     William T. Taggert, as Trustee                    8
       of Trust F/B/O
       William F. Taggert, Jr.
     c/o York Management Services, Inc.
     37 Northfield Avenue
     Edison, NJ  08818-6388

     Teresa Taggert Vogel                              8
     c/o York Management Services, Inc.
     37 Northfield Avenue
     Edison, NJ  08818-6388

     Patricia Bellis                                   8
     c/o York Management Services, Inc.
     37 Northfield Avenue
     Edison, NJ  08818-6388

     Robert C. Taggert                                 8
     c/o York Management Services, Inc.
     37 Northfield Avenue
     Edison, NJ  08818-6388

     John Edward Taggert                               8
                                                     -----
     c/o York Management Services, Inc.
     37 Northfield Avenue
     Edison, NJ  08818-6388

                                                      100




     NYFS05...:\35\64935\0001\2505\AGR8166W.37B